Execution Version AmericasActive:19586302.10 CREDIT AND SECURITY AGREEMENT Dated as of February 29, 2024 $225,000,000 TITAN INTERNATIONAL, INC., as Borrower Agent, THE OTHER BORROWERS AND GUARANTORS PARTY HERETO, as Obligors and BANK OF AMERICA, N.A., as Agent and BOFA SECURITIES, INC. and JPMORGAN CHASE BANK, N.A., as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

		Page
SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION	1
1.1	Definitions	1
1.2	Accounting Terms	36
1.3	Uniform Commercial Code; PPSA	37
1.4	Certain Matters of Construction	37
1.5	Division	37
1.6	Currency Equivalents	37
	1.6.1. Calculations	37
	1.6.2. Judgments	38
1.7	Limited Condition Transactions	38
SECTION 2.	CREDIT FACILITIES	40
2.1	Revolver Commitment	40
	2.1.1. Revolver Loans	40
	2.1.2. Revolver Notes	40
	2.1.3. Use of Proceeds	40
	2.1.4. Voluntary Reduction or Termination of Revolver Commitments	40
	2.1.5. Overadvances	41
	2.1.6. Protective Advances	41
	2.1.7. Increase in Revolver Commitments	41
2.2	[Reserved]	42
2.3	Letter of Credit Facility	42
	2.3.1. Issuance of Letters of Credit	42
	2.3.2. Reimbursement; Participations	43
	2.3.3. Cash Collateral	44
	2.3.4. Resignation of Issuing Bank	44
SECTION 3.	INTEREST, FEES AND CHARGES	45
3.1	Interest	45
	3.1.1. Rates and Payment of Interest	45
	3.1.2. Application of Term SOFR to Outstanding Loans	45
	3.1.3. Interest Periods	46
3.2	Fees	46

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	3.2.1.	Unused Line Fee	46
	3.2.2.	LC Facility Fees	46
	3.2.3.	[Reserved]	47
	3.2.4.	Fee Letters	47
3.3	Computation of Interest, Fees, Yield Protection		47
3.4	Reimbursement Obligations		47
3.5	Illegality		48
3.6	Inability to Determine Rates		48
3.7	Increased Costs; Capital Adequacy		49
	3.7.1.	Change in Law	49
	3.7.2.	Capital Adequacy	50
	3.7.3.	Compensation	50
3.8	Mitigation		50
3.9	Funding Losses		51
3.10	Maximum Interest		51
SECTION 4.	LOAN ADMINISTRATION		51
4.1	Manner of Borrowing and Funding Revolver Loans		51
	4.1.1.	Notice of Borrowing	51
	4.1.2.	Fundings by Lenders	52
	4.1.3.	Swingline Loans; Settlement	52
	4.1.4.	Notices	53
	4.1.5.	Conforming Changes	53
4.2	Defaulting Lender		53
	4.2.1.	Reallocation of Pro Rata Share; Amendments	54
	4.2.2.	Payments; Fees	54
	4.2.3.	Cure	54
4.3	Number and Amount of Term SOFR Loans; Determination of Rate		54
4.4	Borrower Agent		55
4.5	One Obligation		55
4.6	Effect of Termination		55
SECTION 5.	PAYMENTS		55
5.1	General Payment Provisions		55
5.2	Repayment of Revolver Loans		55
5.3	Mandatory Payments		56

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5.4	Payment of Other Obligations	56
5.5	Marshaling; Payments Set Aside	56
5.6	Application and Allocation of Payments	56
	5.6.1. Application	56
	5.6.2. Post-Default Allocation	57
	5.6.3. Erroneous Application	57
5.7	Dominion Account	57
5.8	Account Stated	58
5.9	Taxes	58
	5.9.1. Payments Free of Taxes	58
	5.9.2. Payment	58
5.10	Lender Tax Information	58
	5.10.1. Status of Lenders	58
	5.10.2. Documentation	59
	5.10.3. Lender Obligations	59
5.11	Nature and Extent of Each Obligor's Liability	59
	5.11.1. Joint and Several Liability	59
	5.11.2. Waivers	60
	5.11.3. Extent of Liability; Contribution	60
	5.11.4. Joint Enterprise	61
	5.11.5. Subordination	61
SECTION 6.	CONDITIONS PRECEDENT	61
6.1	Conditions Precedent to Initial Loans	61
6.2	Conditions Precedent to All Credit Extensions	63
SECTION 7.	COLLATERAL	64
7.1	Grant of Security Interest	64
7.2	Lien on Deposit Accounts; Cash Collateral	64
	7.2.1. Deposit Accounts	65
	7.2.2. Cash Collateral	65
7.3	[Reserved]	65
7.4	Other Collateral	65
	7.4.1. Commercial Tort Claims	65
	7.4.2. Certain After-Acquired Collateral	65
7.5	No Assumption of Liability	65

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iv AmericasActive:19586302.10 Further Assurances ............................................................................................................ 65 SECTION 8. COLLATERAL ADMINISTRATION .............................................................................. 66 8.1 Borrowing Base Certificates ............................................................................................. 66 8.2 Administration of Accounts .............................................................................................. 66 8.2.1. Records and Schedules of Accounts .................................................................... 66 8.2.2. Taxes .................................................................................................................... 66 8.2.3. Account Verification ............................................................................................ 66 8.2.4. Maintenance of Dominion Account ..................................................................... 67 8.2.5. Proceeds of Collateral .......................................................................................... 67 8.3 Administration of Inventory ............................................................................................. 67 8.3.1. Records and Reports of Inventory ....................................................................... 67 8.3.2. Returns of Inventory ............................................................................................ 67 8.3.3. Acquisition, Sale and Maintenance...................................................................... 67 8.4 [Reserved] ......................................................................................................................... 67 8.5 Administration of Deposit Accounts ................................................................................. 68 8.6 General Provisions ............................................................................................................ 68 8.6.1. Location of Collateral .......................................................................................... 68 8.6.2. Insurance of Collateral ......................................................................................... 68 8.6.3. Protection of Collateral ........................................................................................ 68 8.6.4. Defense of Title .................................................................................................... 69 8.7 Power of Attorney ............................................................................................................. 69 SECTION 9. REPRESENTATIONS AND WARRANTIES .................................................................. 69 9.1 General Representations and Warranties .......................................................................... 69 9.1.1. Organization and Qualification ............................................................................ 69 9.1.2. Power and Authority ............................................................................................ 69 9.1.3. Enforceability....................................................................................................... 70 9.1.4. Capital Structure .................................................................................................. 70 9.1.5. Title to Properties; Priority of Liens .................................................................... 70 9.1.6. Accounts .............................................................................................................. 70 9.1.7. Financial Statements; Solvency ........................................................................... 71 9.1.8. Surety Obligations ............................................................................................... 71 9.1.9. Taxes .................................................................................................................... 71 9.1.10. Brokers ................................................................................................................. 72 9.1.11. [Reserved] ............................................................................................................ 72

	9.1.12. Governmental Approvals	72
	9.1.13. Compliance with Laws	72
	9.1.14. [Reserved]	72
	9.1.15. Burdensome Contracts	72
	9.1.16. Litigation	72
	9.1.17. No Defaults	72
	9.1.18. ERISA	72
	9.1.19. [Reserved]	73
	9.1.20. [Reserved].	73
	9.1.21. [Reserved]	73
	9.1.22. Not a Regulated Entity	73
	9.1.23. Margin Stock	74
	9.1.24. Sanctions	74
	9.1.25. Anti-Corruption Laws; Anti-Terrorism Laws	74
	9.1.26. Accuracy of Borrowing Base	74
9.2	Complete Disclosure	74
SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	74
10.1	Affirmative Covenants	74
	10.1.1. Inspections; Appraisals	74
	10.1.2. Financial and Other Information	75
	10.1.3. Notices	76
	10.1.4. Landlord and Storage Agreements	77
	10.1.5. Compliance with Laws	77
	10.1.6. Taxes	77
	10.1.7. Insurance	77
	10.1.8. Licenses	77
	10.1.9. Future Subsidiaries	77
	10.1.10.Post-Closing Obligations	78
10.2	Negative Covenants	78
	10.2.1. Permitted Debt	78
	10.2.2. Permitted Liens	80
	10.2.3. [Reserved]	81
	10.2.4. Distributions	81
	10.2.5. Investments	81

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vi AmericasActive:19586302.10 10.2.6. Disposition of Assets ........................................................................................... 82 10.2.7. [Reserved] ............................................................................................................ 83 10.2.8. Restrictions on Payment of Certain Debt ............................................................. 83 10.2.9. Fundamental Changes .......................................................................................... 83 10.2.10. [Reserved] ............................................................................................................ 83 10.2.11. Organic Documents ............................................................................................. 84 10.2.12. Tax Consolidation ................................................................................................ 84 10.2.13. Accounting Changes ............................................................................................ 84 10.2.14. Restrictive Agreements ........................................................................................ 84 10.2.15. Swaps ................................................................................................................... 84 10.2.16. Conduct of Business; Issuance of Equity............................................................. 84 10.2.17. Affiliate Transactions ........................................................................................... 84 10.2.18. Plans ..................................................................................................................... 84 10.2.19. Amendments to Subordinated Debt or Indenture ................................................ 85 10.2.20. Access and Use Rights ......................................................................................... 85 10.3 Financial Covenant ........................................................................................................... 85 10.3.1. Consolidated Fixed Charge Coverage Ratio ........................................................ 85 SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT ................................................... 85 11.1 Events of Default .............................................................................................................. 85 11.2 Remedies upon Default ..................................................................................................... 87 11.3 License; Right to Use ........................................................................................................ 87 11.4 Setoff ................................................................................................................................. 88 11.5 Remedies Cumulative; No Waiver .................................................................................... 88 11.5.1. Cumulative Rights ............................................................................................... 88 11.5.2. Waivers ................................................................................................................ 88 SECTION 12. AGENT ............................................................................................................................. 88 12.1 Appointment, Authority and Duties of Agent ................................................................... 88 12.1.1. Appointment and Authority ................................................................................. 88 12.1.2. Duties ................................................................................................................... 89 12.1.3. Agent Professionals ............................................................................................. 89 12.1.4. Instructions of Required Lenders ......................................................................... 90 12.2 Agreements Regarding Collateral and Borrower Materials .............................................. 90 12.2.1. Lien Releases; Care of Collateral ........................................................................ 90 12.2.2. Possession of Collateral ....................................................................................... 91

	12.2.3. Reports	91
12.3	Reliance By Agent	91
12.4	Action Upon Default	91
12.5	Ratable Sharing	91
12.6	Indemnification	92
12.7	Limitation on Responsibilities of Agent	92
12.8	Successor Agent and Co-Agents	92
	12.8.1. Resignation; Successor Agent	92
	12.8.2. Co-Collateral Agent	93
12.9	Due Diligence and Non-Reliance	93
12.10	Remittance of Payments and Collections	93
	12.10.1.Remittances Generally	93
	12.10.2.Erroneous Payments	93
	12.10.3.Distributions	94
12.11	Recovery of Payments	94
12.12	Individual Capacities	94
12.13	[Reserved]	94
12.14	Bank Product Providers	94
12.15	No Third Party Beneficiaries	94
SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	95
13.1	Successors and Assigns	95
13.2	Participations	95
	13.2.1. Permitted Participants; Effect	95
	13.2.2. Voting Rights	95
	13.2.3. Benefit of Set-Off	95
	13.2.4. Participant Register	95
13.3	Assignments	95
	13.3.1. Permitted Assignments	95
	13.3.2. Effect; Effective Date	96
	13.3.3. Certain Assignees	96
	13.3.4. Register	96
13.4	Replacement of Certain Lenders	96
SECTION 14.	MISCELLANEOUS	97
14.1	Consents, Amendments and Waivers	97

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	14.1.1. Amendment	97
	14.1.2. Limitations	98
	14.1.3. Payment for Consents	98
14.2	Indemnity	98
14.3	Notices and Communications	98
	14.3.1. Electronic Communications; Voice Mail	99
	14.3.2. Platform	99
	14.3.3. Non-Conforming Communications	99
	14.3.4. Reliance on Communications	100
14.4	Performance of Obligors' Obligations	100
14.5	Credit Inquiries	100
14.6	Severability	100
14.7	Cumulative Effect; Conflict of Terms	100
14.8	Execution; Electronic Records	100
14.9	Entire Agreement	101
14.10	Relationship with Lenders	101
14.11	No Advisory or Fiduciary Responsibility	101
14.12	Confidentiality	101
14.13	Certifications Regarding Indenture	102
14.14	GOVERNING LAW	102
14.15	Consent to Forum	102
14.16	Waivers by Obligors	102
14.17	Acknowledgement Regarding Supported QFCs	103
	14.17.1.Covered Party	103
	14.17.2.Definitions	103
14.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	103
14.19	Patriot Act Notice; Canadian AML Legislation	104
14.20	NO ORAL AGREEMENT	104

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ix AmericasActive:19586302.10 LIST OF EXHIBITS AND SCHEDULES Exhibit A Assignment Exhibit B Form of Compliance Certificate Schedule 1.1 Commitments of Lenders Schedule 8.5 Deposit Accounts Schedule 8.6.1 Business Locations Schedule 9.1.4 Certain Asset Acquisitions, Mergers and Combinations Schedule 9.1.4(a) Names and Capital Structure Schedule 9.1.4(b) Existing Stock Option Plans Schedule 9.1.15 Restrictive Agreements Schedule 9.1.16 Litigation Schedule 9.1.18 Pension Plans Schedule 10.1.10 Post-Closing Obligations Schedule 10.2.1 Existing Debt Schedule 10.2.2 Existing Liens Schedule 10.2.17 Existing Affiliate Transactions Schedule 12.3 Addresses for Notices

1 AmericasActive:19586302.10 CREDIT AND SECURITY AGREEMENT THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”) is dated as of February 29, 2024, among TITAN INTERNATIONAL, INC., a Delaware corporation (“Titan International”), each of the Domestic Subsidiaries of Titan International that becomes a Borrower after the Closing Date pursuant to Section 10.1.9 (together with Titan International, collectively, “Borrowers”), the other Domestic Subsidiaries of Titan International party to this Agreement from time to time as Obligors, the financial institutions parties to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA N.A., a national banking association (“Bank of America”), both as agent for the Lenders (“Agent”) and individually as a Lender. R E C I T A L S: Pursuant to, and in accordance with the steps set forth in, that certain Membership Interest Purchase Agreement, dated as of the date hereof (the “Closing Date Acquisition Agreement”), by and among Titan International, Titan Tire Holdings, Inc., Carlstar Intermediate Holdings I LLC, The Carlstar Group LLC, AIPCF V Feeder C (Cayman), LP and AIPCF V Feeder CTP Tire LLC, Titan International, shall acquire, directly or indirectly, the equity interests of The Carlstar Group LLC (“Target”) (together with the related transactions contemplated by the Closing Date Acquisition Agreement, collectively, the “Closing Date Acquisition”). Borrowers have requested that Lenders provide a $225,000,000 revolving credit facility to Borrowers to finance a portion of the Closing Date Acquisition and their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement. NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows: SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION 1.1 Definitions. As used herein, the following capitalized terms have the meanings set forth below: “2028 Note Indenture”: that certain Indenture, dated as of April 22, 2021, by and among Titan International, each of the guarantors party thereto, and U.S. Bank National Association, as trustee and collateral trustee, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “2028 Notes”: the 7.00% Senior Secured Notes due 2028 issued by Titan International in April, 2021, pursuant to the 2028 Note Indenture. “Account”: as defined in the UCC or the PPSA, as applicable, including all rights to payment for goods sold or leased, or for services rendered and including all claims. “Account Debtor”: a Person obligated under an Account, Chattel Paper or General Intangible. “Acquisition”: a transaction or series of transactions resulting in (a) acquisition of a business, division, or substantially all assets of a Person; (b) acquisition of record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, amalgamation, consolidation or combination of an Obligor or Subsidiary with another Person.

2 AmericasActive:19586302.10 “Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate”: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings. “Agent Fee Letter”: that certain Amended and Restated Fee Letter, dated as of the date hereof, by and among Bank of America, BofA Securities, Inc. and Titan International, as amended, restated, amended and restated or otherwise modified from time to time. “Agent Indemnitees”: Agent and its officers, directors, employees, Agent Professionals and, if utilized in connection with the transactions related to this Agreement, Affiliates. “Agent Professionals”: attorneys, accountants, appraisers, auditors, advisors, consultants, agents, service providers, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals, experts and representatives retained by Agent. “Agreement”: as defined in the preamble to this Agreement. “Anti-Corruption Law”: any law relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), as amended, and the and Patriot Act. “Anti-Terrorism Law”: any law relating to terrorism or money laundering, including the Patriot Act and Canadian AML Legislation. “Applicable Law”: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities. “Applicable Margin”: with respect to any Type of Loan, the margin set forth below, as determined by the Average Availability (as a percentage of the Line Cap) for the prior Fiscal Quarter, subject to the below: Level Average Availability (as a percentage of the Line Cap) Base Rate Loans Term SOFR Loans I >66.6% 0.375% 1.375% II ≤66.6%> 33.3% 0.625% 1.625% III ≤ 33.3% 0.875% 1.875% Until September 30, 2024, margins shall be determined as if Level II were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end based on Agent’s calculation of Average Availability during the prior Fiscal Quarter. If Agent is unable to calculate Average Availability for a Fiscal Quarter due to Borrowers’ failure to deliver a Borrowing Base Certificate when required hereunder, then, at the option of Agent or Required Lenders,

3 AmericasActive:19586302.10 margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt. “Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either. “Asset Disposition”: a sale, lease, license, consignment, transfer or other disposition (including by Division) of Property (in one transaction, a series of related transactions or otherwise) of an Obligor, including a disposition of Property in connection with an issuance of Equity Interests by a subsidiary, assignment, a sale-leaseback transaction or synthetic lease. “Assignment”: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to the Agent. “Attributable Indebtedness”: on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease. “Availability”: (a) the Line Cap, minus (b) Revolver Usage. “Availability Reserve”: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) Bank Product Reserves; (f) the Dilution Reserve; (g) reserves equal to the copays or deductibles, if and as applicable, in respect of Credit Insured Accounts; (h) Canadian Priority Payables Reserves; and (i) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; provided, that, before instituting a reserve with respect to clauses (a)-(i), Agent shall provide Borrower Agent with prior notice accompanied by a statement setting forth the amount and, in those cases where the reserve item is not defined or has no fixed parameters, the basis for Agent’s good faith determination made with reasonable business judgment to impose such reserves. “Average Availability”: as of any date of determination, an amount equal to the quotient of (a) the sum of the end of day Availability for each day of the applicable Fiscal Quarter or other applicable measurement period, divided by (b) the number of days in such measurement period, all as reasonably determined by Agent based on the Borrowing Base Certificate previously delivered by the Borrower Agent. “Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation”: with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule or (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

4 AmericasActive:19586302.10 “Bank of America Indemnitees”: Bank of America and its officers, directors, employees, Affiliates, agents, advisors, consultants, service providers, attorneys and other representatives. “Bank Product”: any of the following products, services or facilities extended to any Obligor or Affiliate of an Obligor by a Lender or any of its Affiliates or branches: (a) Cash Management Services; (b) Swaps; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Obligor or its Affiliates, other than Letters of Credit. “Bank Product Reserve”: the aggregate amount of reserves established by Agent from time to time in its discretion with respect to Secured Bank Product Obligations. “Bankruptcy Code”: Title 11 of the United States Code. “Base Rate”: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Term SOFR for a one month interest period as of such day, plus 1.0%; provided, that in no event shall the Base Rate be less than 1.0%. “Base Rate Loan”: any Loan that bears interest based on the Base Rate. “Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association. “Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230. “Benefit Plan”: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA, (b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan. “Borrowed Money”: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any of the foregoing owing by another Person. “Borrower Agent”: as defined in Section 4.4. “Borrower Materials”: Borrowing Base Certificates, Compliance Certificates, Notices of Borrowing, Notices of Conversion/Continuation, and other information, Reports, financial statements and other materials delivered by Obligors under the Loan Documents, as well as other Reports and information provided by Agent to Lenders in connection with the credit facility established by this Agreement. “Borrowers”: as defined in the preamble to this Agreement. “Borrowing”: one or more Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

5 AmericasActive:19586302.10 “Borrowing Base”: the sum of: (a) 90% of the Value of Investment Grade Accounts; plus (b) the lesser of (i) 90% of the Value of Credit Insured Accounts and (ii) $5,000,000; plus (c) 85% of the Value of Unenhanced Accounts; plus (d) the lesser of (i) 75% of the Value of Eligible Inventory and (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory; provided that the positive capitalized variances (only to the extent not part of the determination of NOLV Percentage) in respect of material pricing changes for Inventory shall not exceed $20,000,000; plus (e) the least of (i) 75% of the Value of Eligible In-Transit Inventory, (ii) 85% of the NOLV Percentage of the Value of Eligible In-Transit Inventory and (iii) $20,000,000; plus (f) the least of (i) 75% of the Value of Eligible Work-In-Progress Inventory, (ii) 85% of the NOLV Percentage of the Value of Eligible Work-In-Progress Inventory and (iii) $30,000,000; plus (g) the lesser of (i) 100% of Eligible Cash and (ii) $25,000,000; minus (h) the Availability Reserve. Notwithstanding the foregoing or anything to the contrary in this Agreement, if the Initial Collateral Examinations are not completed and delivered to Agent prior to the Closing Date (a) the Borrowing Base shall be deemed to be the Deemed Borrowing Base during the Deemed Borrowing Base Period, and (b) unless and until the Initial Collateral Examinations are completed and delivered to Agent, the Borrowing Base shall be deemed to equal $0 after the end of the Deemed Borrowing Base Period. In connection with the consummation of any Permitted Acquisition, the acquired Accounts and Inventory that would constitute Eligible Inventory or Eligible Accounts but for the completion of any applicable field examinations or appraisals may be included in the calculation of the Borrowing Base prior to the completion of such field examinations and appraisals for a period of not more than 120 days after the closing of such Permitted Acquisition; provided that the portion of Borrowing Base attributable to any such Accounts and Inventory during such period shall not exceed 20% of the Borrowing Base (before giving effect to such acquired assets). “Borrowing Base Certificate”: a report of the Borrowing Base, in form and substance satisfactory to Agent. “Business Day”: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in North Carolina. “Canadian AML Legislation”: the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) and the United Nations Act (Canada), including the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada) promulgated under the United Nations Act (Canada), and other applicable anti-money laundering laws, anti-terrorism laws and “know your client” policies,

6 AmericasActive:19586302.10 regulations, laws or rules applicable in Canada, including any rules, regulations, directives, guidelines or orders thereunder. “Canadian Defined Benefit Pension Plan”: any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada). “Canadian Dollars”: lawful currency of Canada. “Canadian MEPP”: a pension plan (a) that is a “multi-employer plan” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada); (b) that is contributed to or required to be contributed to by an Obligor; and (c) in respect of which no Obligor is the sponsor or the administrator. “Canadian Pension Event”: (a) the whole or partial withdrawal of an Obligor from a Canadian Pension Plan during a plan year where any additional funding obligations of such Obligor (other than the remittance of normal cost contributions owing in respect of periods up to the withdrawal date) would be triggered by such withdrawal; (b) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan; (c) the treatment by a Governmental Authority of a Canadian Pension Plan amendment as a termination or partial termination; or (d) the appointment of a trustee by a Governmental Authority to administer the termination, in whole or in part, of a Canadian Pension Plan. Notwithstanding anything to the contrary herein, a “Canadian Pension Event” shall not include any event that relates to the partial wind- up or termination of solely the defined contribution component of a Canadian Pension Plan. “Canadian Pension Plan”: a pension plan that is a “registered pension plan” (as defined in the Income Tax Act (Canada)) or that is required to be registered under the Pension Benefits Act (Ontario) or other Canadian federal or provincial or territorial law with respect to pension benefits standards and that is maintained or contributed to by an Obligor or any of its Subsidiaries for its Canadian employees or former Canadian employees, but does not include a Canadian MEPP, the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively. “Canadian Priority Payables Reserves”: reserves established in the Permitted Discretion of Agent for amounts secured by any Liens on Collateral of the Obligors, choate or inchoate, which rank or are capable of ranking in priority to, or pari passu with, the Liens of Agent granted under the Loan Documents on such Collateral and/or for amounts which may represent costs relating to the enforcement of the Liens of Agent granted under the Loan Documents on such Collateral, including, without limitation, in the Permitted Discretion of Agent, any such amounts due and not paid for wages, vacation pay, amounts payable under the Wage Earner Protection Program Act (Canada), pursuant to the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), amounts owing to a load broker, broker, operator or other Person in respect of the carry of goods by commercial motor vehicle (including, but not limited to, amounts to be held in trust pursuant to the Highway Traffic Act (Ontario) or any analogous or successor statute), amounts due and not paid for Inventory subject to rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or other Applicable Law (generally known as the “30-day goods” rule), amounts due and not paid pursuant to any legislation on account of workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), on account of sales tax, goods and services tax, value added tax, harmonized sales tax, amounts currently or past due and not paid for realty, municipal or similar taxes, all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan, Canadian MEPP, the Canada Pension Plan, the Quebec Pension Plan, amounts due in respect of any and all solvency deficiencies, unfunded liabilities on wind-up or wind-up deficiencies in regards to any Canadian Pension Plan, or any other similar statutory or other claims.

7 AmericasActive:19586302.10 “Canadian Security Agreement”: the Security Agreement, dated as of the Closing Date, by and between The Carlstar Group ULC and Agent, for the benefit of the Secured Parties, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Canadian Security Documents”: collectively, (a) the Canadian Security Agreement and (b) each of the other agreements, deeds of hypothec, pledge agreements, mortgages, instruments or documents that creates or purports to create a Lien to secure the Obligations, in each case, in favor of Agent, for the benefit of the Secured Parties, and that are governed by the laws of any province or territory of Canada and the federal laws of Canada applicable therein. “Capital Expenditures”: all liabilities incurred or expenditures made by any Obligor for the acquisition of fixed assets or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year which, in accordance with GAAP, are required to be capitalized for financial reporting purposes. “Capital Lease”: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. “Cash Collateral”: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations. “Cash Collateralize”: the delivery by a Borrower of Cash Collateral to Agent, in connection with this Agreement as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 102.5% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including fees, expenses, indemnification obligations and Secured Bank Product Obligations), Agent’s good faith estimate of the amount that is due or could become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning. “Cash Equivalents”: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A- 1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and I shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P. “Cash Management Services”: any services provided from time to time by (i) Bank of America or any of its Affiliates or (ii) any other Lender or any of its Affiliates to any Borrower or its Affiliates in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, cash pooling arrangements, blocked accounts, lockbox and stop payment services. “CERCLA”: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.).

8 AmericasActive:19586302.10 “CFC”: a “controlled foreign corporation” as defined under Section 957 of the Code, in which any Borrower is a “United States shareholder” within the meaning of Section 951(b) of the Code, other than any such controlled foreign corporation (a) the dividends of which are entitled to the dividends received deduction under Section 245A of the Code or (b) if the pledge thereof or the security interest therein would not give rise to a material adverse Tax consequence to any Obligor, as reasonably determined by Borrower Agent in consultation with Agent. “CFCHC”: any entity that has no material assets other than Equity Interests (or Equity Interests and indebtedness) in one or more CFCs or other CFCHCs. “Change in Law”: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, all requests, guidelines, requirements or directives enacted, adopted or issued hereafter or otherwise not yet implemented as of the date hereof (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority. “Change of Control”: any of the following: (a) any Person or group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended) of 50% or more of the issued and outstanding shares of Equity Interests of Titan International having the right to vote for the election of directors of Titan International under ordinary circumstances; (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Titan International (the “Board”) cease to be composed of individuals (i) who were members of that Board on the first day of such period, (ii) whose election or nomination to that Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board or (iii) whose election or nomination to that Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board; (c) any “Change of Control” (as defined in the 2028 Note Indenture) shall occur; or (d) Titan International shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Equity Interests of any other Obligor. “Claims”: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee or Obligor is a party thereto. “Closing Date”: as defined in Section 6.1. “Closing Date Collateral Assignment of R&W Insurance”: that certain Collateral Assignment of R&W Insurance, dated as of the date hereof, made by Titan International in favor of Agent and

9 AmericasActive:19586302.10 acknowledged and accepted by Ryan Transactional Risk, as amended, restated, supplemented or otherwise modified from time to time. “Closing Date R&W Insurance”: the Representations and Warranties Insurance Policy, with policy number RTR24RW560181 issued by Ryan Transactional Risk to Titan International on the date hereof. “CME”: CME Group Benchmark Administration Limited. “Code”: the Internal Revenue Code of 1986, as amended. “Collateral”: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, that now or hereafter secures (or is intended to secure) any Obligations. “Commitment”: for any Lender, its obligation to (a) make Loans (b) participate in LC Obligations and (c) participate in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 or in the Assignment pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. “Commitments”: the aggregate amount of all Lenders’ Commitments. The Commitments on the Closing Date shall be $225,000,000. “Commitment Termination Date”: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2. “Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Common Stock”: existing class of common stock of Titan International. “Compliance Certificate”: a certificate substantially in the form of Exhibit B. “Conforming Changes”: with respect to use, administration of or conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of Base Rate, SOFR, Term SOFR and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent’s discretion, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of any Loan Document). “Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

10 AmericasActive:19586302.10 “Consolidated EBITDA”: as of any date of determination for the four consecutive Fiscal Quarter period ending on such date, an amount determined for the Obligors on a consolidated basis, without duplication: (a) Consolidated Net Income for such period, plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income for such period: (i) Consolidated Interest Charges for such period, plus (ii) provision for taxes based on income, profits, revenue or capital, including federal, foreign, local and state income, franchise, excise, value added and similar taxes, property taxes and similar taxes, and foreign withholding taxes paid or accrued during such period (including any penalties and interest related to taxes or arising from tax examinations), and any payments to a parent company in respect of such taxes permitted to be made hereunder, plus (iii) the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses for such period on a consolidated basis and otherwise determined in accordance with GAAP, plus (iv) any other non-cash expenses, charges, expenses, losses or items (including any write-offs or write-downs, other than with respect to inventory or accounts receivable) reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower Agent may determine not to add back such non-cash charge in the current period and (B) to the extent the Borrower Agent decides to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus (v) any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interest of such Person, plus (vi) any net loss from disposed, abandoned or discontinued operations, plus (vii) indemnification obligations with respect to directors and officers, in each case, to the extent not prohibited to be paid in accordance with this Agreement, plus (viii) costs, fees and reasonable and documented expenses associated with (A) the Closing Date Acquisition or any other Permitted Acquisition or Investment, whether or not consummated, (B) the negotiation, execution and delivery of the Loan Documents or any permitted Debt and (C) any amendments, modifications, consents or waivers with respect to the Loan Documents and any permitted Debt and all fees, costs, expenses and indemnity amounts paid or reimbursed to Agent and/or any Lender in connection with the Loans and any Loan Documents permitted or required by this Agreement (including all

11 AmericasActive:19586302.10 agent fees and fees, costs and expenses incurred in connection with any accounts, inventory or other collateral appraisals and inspections), including any amendments, waivers, consents, additional perfection documentation or other modifications to any of the foregoing, plus (ix) any unrealized net losses (or less unrealized net gains) in an amount equal to the fair market value of non-interest hedging arrangements, swap contracts or other derivatives (including, without limitation, commodity hedging) and unrealized foreign exchange losses (or less gains) resulting from the impact of foreign currency changes, in each case, with respect to transactions permitted under this Agreement and to the extent deducted (or included) in the determination of net income for such period, plus (x) the amount of “run rate” cost savings, operating expense reductions, operational improvements and cost synergies projected by the Borrower Agent in good faith to result from actions taken during such period in connection with the Closing Date Acquisition or any Permitted Acquisition, Investments, Asset Dispositions, other divestitures, operating improvements, restructurings, cost savings initiatives or similar initiatives, in each case to the extent conducted outside the Ordinary Course of Business, to the extent the Borrowers in good faith reasonably expects to realize such “run rate” cost savings, operating expense reductions, operational improvements and cost synergies within 18 months of the date of such event, it being understood that such “run rate” cost savings, operating expense reductions, operational improvements and cost synergies shall be added to Consolidated EBITDA during the entirety of the period for which the Borrower Agent expects in good faith to realize such cost savings, operating expense reductions, operational improvements and cost synergies and that, if “run rate” cost savings, operating expense reductions, operational improvements and cost synergies are included in any pro forma calculations based on such actions, then on and after the date that is 18 months after the date of such Permitted Acquisition, Investments, Asset Dispositions, other divestitures, operating improvements, restructurings, cost savings initiatives or similar initiatives, such pro forma calculations shall no longer give effect to such cost savings to the extent that realization did not actually occur during such 18 month period; provided, (a) such cost savings and cost synergies shall be calculated net of the amount of actual benefits realized during such period from such actions, (b) such cost savings and cost synergies are reasonably identifiable, factually supportable and are disclosed to Agent pursuant to a certificate of an authorized officer of the Borrower Agent prior to adding to Consolidated EBITDA, (c) no cost savings or cost synergies shall be added to Consolidated EBITDA pursuant to this clause (x) to the extent duplicative of any expenses or charges relating to such cost savings or cost synergies that are otherwise included in this definition or in any pro forma calculation of this definition, and (d) in no event shall the aggregate amount added to Consolidated EBITDA under this clause (x) exceed, during any test period, 20% of Consolidated EBITDA of Obligors for any such period (calculated after giving effect to such addback), plus (xi) losses (or gains) resulting from changes in the fair value of earn-out obligations as a result of the application of Accounting Standards Codification 805 and any non-cash deductions, expenses or charges to net income attributable to (A) purchase accounting adjustments made in accordance with GAAP or (B) changes in accounting principles, practices or policies required to conform with or harmonize to accounting principles, practices or policies related to Permitted Acquisitions to the extent deducted in the determination of net income for such period, minus

12 AmericasActive:19586302.10 (c) non-cash charges previously added back to Consolidated Net Income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period minus (d) to the extent included in calculating Consolidated Net Income, any other non- recurring cash or non-cash gains during such period, minus (e) any net gain from disposed, abandoned or discontinued operations. “Consolidated Fixed Charge Coverage Ratio”: the ratio, determined on a consolidated basis for Obligors on the last day of a Fiscal Quarter, based upon the most recent Measurement Period, of (a) Consolidated EBITDA minus Capital Expenditures (other than Capital Expenditures financed with Debt other than the Loans) to (b) Consolidated Fixed Charges. “Consolidated Fixed Charges”: for any period, for Obligors on a Consolidated basis, the sum of, without duplication, (a) Consolidated Interest Charges paid or required to be paid in cash during such period, (b) all cash principal repayments made or required to be made of Consolidated Funded Indebtedness during such period, but excluding any such payments to the extent constituting a refinancing of such Consolidated Funded Indebtedness through the incurrence of additional Debt otherwise expressly permitted under Section 10.2.1 and repayments of Obligations under this Agreement, (c) all Distributions (other than Distributions permitted under clauses (a) through (d) of Section 10.2.4) made in cash during such period, (d) the aggregate amount of federal, state, local and foreign income taxes paid in cash, in each case, of or by Obligors for the most recently completed Measurement Period and (e) cash contributions made to any Pension Plan or any Canadian Pension Plan (to the extent not deducted in the calculation of Consolidated Net Income). “Consolidated Funded Indebtedness”: as of any date of determination, for Obligors on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Debt, (c) all direct obligations arising under standby and commercial letters of credit (excluding the undrawn amount thereof), bankers’ acceptances, bank guaranties (excluding the amounts available thereunder as to which demand for payment has not yet been made), surety bonds (excluding the amounts available thereunder as to which demand for payment has not yet been made) and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Debt of the types specified in clauses (a) through (e) above of Persons other than Obligors, and (g) all Debt of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Obligor is a general partner or joint venturer, to the extent such Debt is recourse to such Obligor. “Consolidated Interest Charges”: with respect to Obligors for any period ending on the date of computation thereof, the gross interest expense of Obligors, including without limitation (a) the current amortized portion of all fees (including fees payable in respect of any Swaps in the nature of an interest rate hedge and all fees payable in respect of any Letter of Credit) payable in connection with the incurrence of Debt to the extent included in gross interest expense and (b) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a Consolidated basis in accordance with GAAP.

13 AmericasActive:19586302.10 “Consolidated Net Income”: for any period, for Obligors on a Consolidated basis, the net income of Obligors for that period, computed in accordance with GAAP, excluding (a) net losses or gains realized in connection with (i) any sale, lease, conveyance or other disposition of any asset (other than in the Ordinary Course of Business), or (ii) repayment, repurchase or redemption of Debt, and (b) extraordinary or nonrecurring gain or income (or expense); provided that there shall be excluded from Consolidated Net Income, without duplication, the net income or loss of any Person other than an Obligor except to the extent of the amount of dividends or other distributions actually paid in cash to an Obligor by such Person during such period. “Contingent Obligation”: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto. “Contractual Obligations”: as to any Person, any provision of any security (whether in the nature of Equity Interests or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject. “Covered Entity”: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b). “Credit Insured Accounts”: Eligible Accounts supported by credit insurance reasonably satisfactory in all respects to Agent. “Daily Simple SOFR”: with respect to any applicable determination date, the secured overnight financing rate published on the FRBNY website (or any successor source satisfactory to Agent). “Debt”: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) Synthetic Lease Obligations; (c) all Contingent Obligations; (d) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (e) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer. “Default”: an event or condition that, if it continues uncured, with the lapse of time or giving of notice, will constitute an Event of Default.

14 AmericasActive:19586302.10 “Default Rate”: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate or fee otherwise applicable thereto. “Defaulting Lender”: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, arrangement, liquidation, or appointment of a receiver, interim receiver, receiver and manager, monitor, trustee, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or Canada or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements; and provided, further, that a Lender shall not be deemed to be a Defaulting Lender under clause (a) or (b) above if such Lender has notified Agent and the Borrower Agent in writing that such failure is based on its good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding under this Agreement cannot be satisfied. “Deemed Borrowing Base”: an amount equal to (a) 100% of the “Borrowing Base” as calculated under the Existing Titan Credit Agreement plus (b) 90% of the “Borrowing Base” as calculated under the Existing Carlstar Credit Agreement but only to the extent attributable to Accounts and Inventory and excluding any portion of such borrowing base attributable to the FILO thereunder. “Deemed Borrowing Base Period”: the period commencing on the Closing Date and ending on the earlier of (a) June 28, 2024 (or such later date as may be agreed to by Required Lenders in their reasonable discretion) and (b) the date on which the Initial Collateral Examinations, together with an updated Borrowing Base Certificate reflecting such Initial Collateral Examinations pursuant to the definition of Borrowing Base, are delivered to Agent. “Deposit Account”: as defined in the UCC and includes any deposit, demand, time, savings, passbook or other accounts with a bank, credit union, trust company or similar financial institution, including, for the avoidance of doubt, any such account maintained in Canada. “Deposit Account Control Agreements”: the Deposit Account control agreements satisfactory to Agent to be executed by each institution maintaining a Deposit Account for an Obligor (other than any Excluded Accounts), in favor of Agent, to perfect Agent’s Lien on such Deposit Accounts. “Designated Jurisdiction”: any country or territory to the extent that such country or territory itself is the subject of any Sanction. “Dilution Percent”: the percent, determined at the end of each Fiscal Quarter for the most recent four Fiscal Quarters, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales. At the request of the Borrower Agent (with Agent permission), Dilution Percent may be determined for a twelve-month period on account of the results of the prior trailing twelve months.

15 AmericasActive:19586302.10 “Dilution Reserve”: on any date of determination, a reserve against the Eligible Accounts equal to 1.0% for each whole percentage point (or portion thereof) by which the Dilution Percent exceeds 5.0%. “Distribution”: any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Obligor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Obligor’s stockholders, partners or members (or the equivalent Person thereof). “Division”: the division of assets, liabilities and/or obligations of a Person among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the original dividing Person and pursuant to which the original dividing Person may or may not survive. “Dollars” or “$”: lawful money of the United States. “Domestic Subsidiary”: any Subsidiary that is not a Foreign Subsidiary. “Dominion Account”: a collection account established by Obligors at Bank of America or another bank acceptable to Agent. “EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Account”: an Account owing to an Obligor that arises in the Ordinary Course of Business from the sale of goods or rendition of services and is payable in Dollars or Canadian Dollars; provided, that no Account shall be an Eligible Account if: (a) it is unpaid for (i) more than 60 days after the original due date, or (ii) more than 180 days after the original invoice date; provided that the aggregate amount of Accounts that are unpaid more than 120 days after the original invoice date (i.e., 121 to 180 days past the original invoice date) included in the Borrowing Base shall not exceed $5,000,000 (prior to giving effect to the advance rate); (b) 50% or more of the Accounts owing by the Account Debtor are ineligible based on the foregoing clause (a); (c) it does not conform with a covenant or representation herein;

16 AmericasActive:19586302.10 (d) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit, allowance, debit memos or accrued volume rebate amounts (but ineligibility shall be limited to the amount thereof); (e) it is owed by an Account Debtor which has filed or has had filed against it an Insolvency Proceeding; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is subject to any country sanctions program or specially designated nationals list maintained by the Office of Foreign Assets Control of the U.S. Treasury Department or by the Government of Canada; or the Obligor is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (f) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada; provided that Accounts for Account Debtors outside of such named jurisdictions shall not be excluded by this clause (f) if (i) such Account is supported by credit insurance satisfactory in all respects to Agent, or (ii)(A) the Account Debtor is organized or has its principal offices or assets in the United Kingdom, Australia, New Zealand or any member state of the European Union prior to May 2004 and (B) the aggregate amount for all such Account Debtors does not exceed $5,000,000; (g) it is owing by (i) a Governmental Authority (other than Canada, any province of Canada or any department, agency or instrumentality thereof) unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act but which assignment shall not be filed by Agent except during a Trigger Period (Dominion) or (ii) Canada, any province of Canada or any department, agency or instrumentality thereof, unless the relevant Obligor has complied, to the satisfaction of Agent, with the Financial Administration Act (Canada), as amended, or any equivalent legislation of any province of Canada, as applicable; (h) it (i) is not subject to a duly perfected, first priority Lien in favor of Agent, or (ii) is subject to any other Lien (other than Permitted Liens for Taxes and statutory Liens which (x) are not yet overdue or (y) have been disclosed to Agent and are being Properly Contested); (i) it arises from goods where the Account Debtor has not taken delivery or from services that have not been accepted by the Account Debtor, or it does not otherwise represent a final sale; (j) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment unless the originals of any such Instrument or tangible Chattel Paper have been endorsed and/or assigned and delivered to Agent subject to its sole control and possession; (k) its payment has been extended or the Account Debtor has made a partial payment, other than a partial payment relating to contractually agreed upon raw material commodity indexing; (l) it arises from a sale to an Affiliate of an Obligor, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (m) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued;

17 AmericasActive:19586302.10 (n) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (o) it is a contra account; (p) Accounts due from an Account Debtor and its Affiliates, the aggregate of which Accounts due from such Account Debtor represents more than 25% (or 30% in respect of Deere & Company) of all then outstanding Accounts (or such higher percentage as Required Lenders may establish for the Account Debtor from time to time) owed to the Obligors, but only to the extent of such excess; (q) subject to the last paragraph of the definition of Borrowing Base, it is an Account acquired in connection with a Permitted Acquisition or another transaction outside of the Ordinary Course of Business, unless Agent has completed a field examination and legal diligence to the extent reasonably required to confirm the foregoing eligibility criteria and Dilution Reserves with respect to such Accounts (which field examination and legal diligence may be conducted prior to the closing of such Permitted Acquisition); (r) it (i) has been sold or factored, is intended to be sold or factored, or is subject to documentation that permits it to be sold or factored, by any Obligor or (ii) is owed by Permitted Supply Chain Account Debtor; provided that any Account that is excluded by the eligibility criteria in this clause (r) shall continue to be deemed ineligible until delivery of documentation reasonably requested by the Agent to evidence termination of such supply chain arrangements and written notice from the Agent that such Accounts may be included in the Borrowing Base; or (s) it is otherwise deemed ineligible by Agent in its Permitted Discretion; provided that, before determining an Account ineligible pursuant to clause (s), Agent shall provide Borrower Agent with prior notice accompanied by a statement setting forth the basis for Agent’s good faith determination made with reasonable business judgment of such ineligibility. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 120 days or 180 days old, as applicable, will be excluded. “Eligible Assignee”: a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed) and Agent, which extends revolving credit facilities of this type in its ordinary course of business; and (c) during any Event of Default, any Person acceptable to Agent in its discretion. “Eligible Cash”: cash and Cash Equivalents held in special accounts established in the United States by an Obligor at Bank of America and which is designated as an “Eligible Pledged Cash Account” by the Agent in its Permitted Discretion; provided that each Obligor may decrease the amount of Eligible Cash by withdrawing cash from its respective Eligible Pledged Cash Account(s), if (a) immediately before such withdrawal no Default or Event of Default exists or would exist after giving effect thereto, (b) upon the request of the Agent, the Borrower Agent delivers a Borrowing Base Certificate to the Agent reflecting solely the change in the Borrowing Base, after giving effect to such withdrawal, and (c) the Borrowing Base shall be reduced immediately upon such withdrawal. “Eligible In-Transit Inventory”: Inventory owned by an Obligor that would be Eligible Inventory if it were not subject to a Document and/or in transit from a foreign location, and that Agent, in its Permitted Discretion, deems to be Eligible In-Transit Inventory. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it is:

18 AmericasActive:19586302.10 (a) if requested in writing by the Agent in its Permitted Discretion, subject to a negotiable Document showing Agent (or, with Agent’s consent, the applicable Obligor) as consignee, which Document is in the possession of Agent (or the applicable Obligor) or other Person satisfactory to Agent; (b) fully insured in a manner satisfactory to Agent in its Permitted Discretion; (c) sold by a vendor that is not the target of any Sanction, that has no right to reclaim, divert shipment of, repossess, stop delivery, or assert any reservation of title or Lien against the Inventory; (d) subject to purchase orders and other documentation satisfactory to Agent in its Permitted Discretion; and title has passed to the Obligor; (e) shipped by a common carrier that is not affiliated with the vendor and in transit to a location of an Obligor within the United States or Canada (f) is in transit for not more than 60 days; and (g) handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver. “Eligible Inventory”: Inventory owned by an Obligor that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it: (a) is finished goods or raw materials, and not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment (but ineligibility shall be limited to the amount of such deposit or down payment); (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any applicable Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to a duly perfected, first priority Lien in favor of Agent, and no other Lien (other than Permitted Liens for Taxes and statutory Liens which (x) are not yet overdue or (y) have been disclosed to Agent and are being Properly Contested); (h) is located within the continental United States or Canada, subject to the mutual agreement of Agent and the Borrower Agent, is not consigned to any Person and is not in transit, other than Inventory in transit between United States and Canadian locations of any Obligor as to which Agent’s Liens have been perfected at origin and destination;

19 AmericasActive:19586302.10 (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Obligor’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; (l) is not subject to a third party’s trademark or other proprietary right, unless Agent is satisfied that it could sell such Inventory during a Default on terms satisfactory to Agent; (m) is reflected in the details of a current perpetual inventory report; (n) is not subject to any unfavorable capitalized variances; (o) is not identified within the “physical inventory reserve” in the Obligors’ Financial Statements; (p) is not subject to intercompany profits from intercompany sales; (q) is not subject to vendor rebate accruals but, if so, such Inventory, if otherwise Eligible Inventory, shall only be excluded to the extent of such rebate accruals; (r) subject to the last paragraph of the definition of Borrowing Base, with respect to Inventory acquired in connection with a Permitted Acquisition or another transaction outside of the Ordinary Course of Business, Agent has completed a field examination, appraisal and legal diligence to the extent reasonably required to confirm the foregoing eligibility criteria and Value with respect to such Inventory (which field examination, appraisal and legal diligence may be conducted prior to the closing of such Permitted Acquisition); and (s) is not otherwise deemed ineligible by Agent in its Permitted Discretion; provided that, before determining any Inventory ineligible pursuant to clause (s), Agent shall provide Borrower Agent with prior notice accompanied by a statement setting forth the basis for Agent’s good faith determination made with reasonable business judgment of such ineligible. “Eligible Work-In-Process Inventory”: Inventory that would be Eligible Inventory except that such Inventory consists of work-in-process. “Enforcement Action”: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to act in an Obligor’s Insolvency Proceeding or to credit bid Obligations, or otherwise). “Environmental Laws”: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

20 AmericasActive:19586302.10 “Environmental Notice”: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise. “Environmental Release”: a release as defined in CERCLA or under any other Environmental Law. “Equity Interest”: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest in any Person (other than a natural Person). “ERISA”: the Employee Retirement Income Security Act of 1974. “ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event”: (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate. “EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default”: as defined in Section 11. “Excluded Accounts”: (a) Deposit Accounts and Securities Accounts held exclusively (i) for payroll and payroll taxes, (ii) for employee benefit payments and expenses related to an Obligor’s employees, and (iii) to pay taxes, (b) zero balance disbursement accounts, (c) other Deposit Accounts and Securities Accounts maintained in the Ordinary Course of Business containing cash amounts that do not exceed at any time $2,500,000 for any such account and $5,000,000 (with the value of Canadian dollars converted to an equivalent value in Dollars at then existing Spot Rate for purposes of measuring compliance with such limitations) in the aggregate for all such accounts under this clause (c) and (d) in Agent’s sole discretion, any additional Deposit Account or Securities Account that is a disbursement account. “Excluded Property”: collectively (a) any Property of a CFC or CFCHC or any direct or indirect Foreign Subsidiary of a CFC; (b) motor vehicles or other assets subject to certificates of title or other registration statutes of the United States, any State, Canada (or any province or territory thereof) or other

21 AmericasActive:19586302.10 jurisdiction unless Agent’s Lien thereon can be perfected by the filing of a UCC or PPSA financing statement; (c) Intellectual Property; (d) any Equipment; and (e) any Real Estate; provided that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property). “Excluded Swap Obligation”: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a hedging agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor. “Excluded Tax”: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) Taxes imposed on or measured by its overall net income (however denominated), branch profits taxes and franchise Taxes imposed on it (in lieu of net income taxes), in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) constituting Other Connection Taxes; (b) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; (c) in the case of a Foreign Lender, any United States withholding Tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, other than pursuant to an assignment made pursuant to Section 13.4, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding Tax; and (d) Taxes imposed on it by reason of Section 1471 or 1472 of the Code. “Existing Carlstar Credit Agreement”: that certain ABL Credit Agreement, dated as of November 9, 2023, by and among The Carlstar Group, LLC, Carlstar Intermediate Holdings I, LLC, Carlstar Intermediate Holdings LLC, the lenders from time to time party thereto and Ally Bank, as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Existing Credit Agreements”: collectively, (i) the Existing Carlstar Credit Agreement, and (ii) the Existing Titan Credit Agreement. “Existing Letter of Credit”: that certain irrevocable letter of credit no. NUSCGS043507, dated as of June 14, 2022 and issued by JPMCB in favor of American Alternative Insurance Corporation at the request of The Carlstar Group, LLC in the face amount of $4,400,000.00. “Existing Titan Credit Agreement”: that certain Credit and Security Agreement, dated February 17, 2017 by and among Titan International, Titan Wheel, Titan Tire, Titan Freeport, Titan Bryan, Titan Union, Titan Marketing and Bank of America, as Agent, and other lenders parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Extraordinary Expenses”: all costs, expenses or advances that Agent and, solely with respect to clauses (c) and (e) below, Lenders may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection,

22 AmericasActive:19586302.10 repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent or any Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, reasonable legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and reasonable travel expenses. “Federal Funds Rate”: for any day, the per annum rate calculated by FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero. “Fiscal Quarter”: each period of three months, commencing on the first day of a Fiscal Year. “Fiscal Year”: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year. “FLSA”: the Fair Labor Standards Act of 1938. “Foreign Lender”: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof. “Foreign Plan”: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary. For greater certainty, “Foreign Plan” shall include any Canadian Pension Plan. “Foreign Subsidiary”: a Subsidiary that (a) is not organized in the United States or Canada (or any province or territory thereof) or (b) is a CFC. “FRBNY”: the Federal Reserve Bank of New York. “Fronting Exposure”: a Defaulting Lender’s Pro Rata share of LC Obligations, Swingline Loans or Protective Advances, as applicable, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders under Section 4.2. “Full Payment”: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding) (other than contingent obligations or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted and other obligations expressly stated to survive such payment and termination of this Agreement); and (b) if such Obligations are LC Obligations, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its reasonable

23 AmericasActive:19586302.10 discretion, in the amount of required Cash Collateral). No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated. “GAAP”: generally accepted accounting principles in effect in the United States from time to time. “Governmental Approvals”: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities. “Governmental Authority”: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank or other entity or officer exercising executive, legislative, judicial, taxing regulatory or administrative powers or functions for any public corporation established by law or any governmental, judicial, investigative, regulatory or self-regulatory authority or entity (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank). “Guarantor Payment”: as defined in Section 5.11.3. “Guarantors”: the Subsidiaries of Borrowers identified on the signature pages hereto and each other Person that guarantees payment or performance of Obligations. “Guaranty”: each guaranty agreement executed by a Guarantor in favor of Agent. “Indemnified Taxes”: Taxes other than Excluded Taxes. “Indemnitees”: collectively, Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees. “Initial Collateral Examinations”: the initial field examination and appraisal of the Collateral received by Agent (i) which is or was conducted by an independent appraiser selected or approved by the Agent (in its Permitted Discretion); (ii) which will be or was conducted in such a manner and methodology and of such a scope as is reasonably acceptable to the Agent (in its Permitted Discretion); and (iii) upon which the Agent and Lenders are expressly permitted to rely. The Initial Collateral Examinations shall be conducted at the sole cost and expense of the Obligors and shall be in addition to any other field examinations and appraisals permitted under this Agreement. “Insolvency Proceeding”: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or any other insolvency, debtor relief or debt adjustment law, including corporate laws (to the extent the relief sought under such corporate laws relates to or involves the compromise, settlement, adjustment or arrangement of debt); (b) the appointment of a receiver, interim receiver, receiver and manager, trustee, liquidator, administrator, monitor, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors. “Intellectual Property”: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

24 AmericasActive:19586302.10 “Intercreditor Agreement”: collectively, (a) that certain Intercreditor and Collateral Access Agreement dated as of October 7, 2013 by and among Bank of America, N.A., as agent, U.S. Bank National Association, as trustee and collateral trustee under an indenture governing certain secured notes due 2020 of Titan International, Titan International and certain of its Subsidiaries and (b) that certain Assignment between Agent and Bank of America, N.A. and acknowledged by Collateral Trustee, Titan International and the Subsidiaries of Titan International from time to time party thereto, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Interest Payment Date”: (a) for each Term SOFR Loan, the last day of the applicable Interest Period and, if the Interest Period is more than three months, each three month anniversary of the beginning of the Interest Period; and (b) for all other Loans, the first day of each calendar month. “Interest Period”: as defined in Section 3.1.3. “Inventory”: as defined in the UCC or the PPSA, as applicable, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor’s business (but excluding Equipment). “Inventory Reserve”: reserves established by Agent in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks. “Investment”: an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or an advance or capital contribution to or other investment in a Person. “Investment Grade Accounts”: Eligible Accounts owing from Account Debtors, which Account Debtor, or any parent thereof, has a credit rating of BBB- or Baa3 or higher as determined by S&P or Moody’s, as applicable. “IRS”: the United States Internal Revenue Service. “ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Bank”: each of Bank of America and JPMCB or any replacement issuer appointed pursuant to Section 2.3.4. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto. With respect to the Existing Letter of Credit, JPMCB shall be deemed to be the Issuing Bank. “Issuing Bank Indemnitees”: Issuing Bank and its officers, directors, employees, agents (including attorneys) and, if utilized in connection with the transactions related to this Agreement, Affiliates.

25 AmericasActive:19586302.10 “Issuing Bank Sublimit” means, as of the Closing Date, (a) $30,500,000, in the case of Bank of America, (b) $19,500,000, in the case of JPMCB, and (c) such amount as shall be designated to the Agent and the Borrower Agent in writing by an Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase (to an amount not exceeding the Letter of Credit Subline) or reduce its Issuing Bank Sublimit upon providing five days’ prior written notice thereof to the Agent and the Borrower Agent. “Joint Fee Letter”: that certain Joint Fee Letter, dated as of the date hereof, by and among Bank of America, BofA Securities, Inc., JPMCB and Titan International, as amended, restated, amended and restated or otherwise modified from time to time. “JPMCB”: JPMorgan Chase Bank, N.A. “LC Application”: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank and Agent. “LC Conditions”: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, the total LC Obligations of any Issuing Bank does not exceed its applicable Issuing Bank Sublimit, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Line Cap (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, and (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit; and (d) the Letter of Credit and payments thereunder are denominated in Dollars or other tradeable foreign currency satisfactory to Agent and Issuing Bank. “LC Disbursement”: any payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Documents”: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit. “LC Obligations”: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; and (b) the stated amount of all outstanding Letters of Credit. “LC Request”: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Issuing Bank and, if the Issuing Bank is not Bank of America or an Affiliate thereof, Agent. “LC Reserve”: the aggregate of all LC Obligations, other than those that have been Cash Collateralized by Borrowers. “Lender Indemnitees”: Lenders and Secured Bank Product Providers and their officers, directors, employees, agents (including attorneys) consultants, service providers and other representatives and, if utilized in connection with the transactions related to this Agreement, Affiliates. “Lenders”: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans or Protective Advances) and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing. “Lending Office”: the office (including any domestic or foreign Affiliate or branch) designated as such by Agent, a Lender or Issuing Bank by notice to Borrower Agent and, if applicable, Agent.

26 AmericasActive:19586302.10 “Letter of Credit”: the Existing Letter of Credit and any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower. “Letter of Credit Subline”: $50,000,000. “License”: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business. “Licensor”: any Person from whom an Obligor obtains the right to use any Intellectual Property. “Lien”: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, mortgage, encumbrance, title retention lien, charge, hypothec or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise. “Lien Waiver”: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral to the Lien of Agent, and agrees to permit Agent, after an Obligor’s Default or Event of Default, to enter upon the leased premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral to the Lien of Agent, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request following an Event of Default; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral to the Lien of Agent, and agrees to deliver the Collateral to Agent upon request following an Event of Default; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License. “Limited Condition Related Transactions”: as defined in Section 1.7(a). “Limited Condition Transaction”: (a) any Permitted Acquisition (whether by merger, amalgamation, consolidation or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (c) any dividends or Distributions on, or redemptions of, Equity Interests requiring irrevocable notice in advance thereof; provided that in the event the consummation of such dividend, Distribution or redemption shall not have occurred on or prior to the date that is 65 days following the initial declaration of the applicable dividend, Distribution or redemption, such dividend, Distribution or redemption shall no longer constitute a Limited Condition Transaction for any purpose hereunder. “Line Cap”: the lesser of (a) the Borrowing Base and (b) the Commitments. “Loan”: a Revolver Loan. “Loan Documents”: this Agreement, Other Agreements and Security Documents.

27 AmericasActive:19586302.10 “Loan Year”: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date. “Margin Stock”: as defined in Regulation U of the Board of Governors. “Material Adverse Effect”: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, has or could be reasonably expected to (a) have a material adverse effect on the business, operations, Properties or financial condition of the Obligors and their Subsidiaries, taken as a whole; (b) have a material adverse effect on the value of the Collateral taken as a whole, the enforceability of any of this Agreement or any Loan Document in respect of the Collateral, or the validity or priority of Agent’s Lien on any material Collateral; (c) materially impair the ability of the Obligors taken as a whole to perform their obligations under the Loan Documents, including repayment of any Obligations; or (d) otherwise materially impair the ability of Agent or any Secured Party to enforce their rights and remedies under the Loan Documents. “Material Contract”: any agreement or arrangement to which an Obligor is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Material Debt. “Material Debt”: any Borrowed Money (other than the Obligations, Capital Leases, reimbursement obligations with respect to letters of credit, and Purchase Money Debt) with an aggregate principal amount in excess of $35,000,000. “Measurement Period”: means, at any date of determination, the most recently completed four (4) consecutive Fiscal Quarters of the Obligors for which Obligors’ Financial Statements have or should have been delivered in accordance with Section 10.1.2(a) or 10.1.2(b). “Moody’s”: Moody’s Investors Service, Inc., and its successors. “Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “NOLV Percentage”: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated, sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Obligors’ Inventory performed by an appraiser and on terms satisfactory to Agent. “Notice of Borrowing”: a form satisfactory to Agent to be provided by Borrower Agent to Agent to request a Borrowing of Revolver Loans. “Notice of Conversion/Continuation”: a form satisfactory to Agent to be provided by Borrower Agent to Agent to request a conversion or continuation of any Loans as Term SOFR Loans. “Obligations”: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Borrowers with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced

28 AmericasActive:19586302.10 by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations. “Obligor”: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations. “Obligors’ Financial Statements”: as defined in Section 9.1.7. “Ordinary Course of Business”: the ordinary course of business of any Obligor or Subsidiary, consistent with Applicable Law and past practices and undertaken in good faith. “Organic Documents”: with respect to any Person, its charter, certificate, articles of incorporation, continuance or amalgamation, bylaws, articles of organization, articles and memorandum of association, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person. “OSHA”: the Occupational Safety and Hazard Act of 1970. “Other Agreement”: each LC Document, fee letter (including without limitation the Agent Fee Letter and the Joint Fee Letter), Lien Waiver, Subordination Agreement, the Intercreditor Agreement, Borrowing Base Certificate, Borrower Materials, hedging agreement relating to any Swap Obligations or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto. “Other Connection Taxes”: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced or sold or assigned an interest in, any Loan or Loan Document). “Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4). “Overadvance”: as defined in Section 2.1.5. “Overadvance Loan”: a Base Rate Loan made when an Overadvance exists or is caused by the funding thereof. “Participant”: as defined in Section 13.2.1. “Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001). “Payment Conditions”: with respect to any transaction that references the Payment Conditions:

29 AmericasActive:19586302.10 (a) no Event of Default has occurred and is continuing or would result from such transaction; (b) either: (i) both (A) Availability is not less than the greater of (x) $22,500,000 and (y) 12.5% of the Line Cap on the date of such transaction and for each of the thirty days immediately preceding such transaction, in each case after giving pro forma effect to such transactions (including the making of any Loans in connection therewith) and (B) the Consolidated Fixed Charge Coverage Ratio is at least 1.00 to 1.00, both before and after giving pro forma effect to such transaction; or (ii) Availability is not less than the greater of (x) $33,750,000 and (y) 17.5% of the Line Cap on the date of such transaction and for each of the thirty days immediately preceding such transaction, in each case after giving pro forma effect to such transactions (including the making of any Loans in connection therewith); and (c) with respect to any transaction (or series of related transactions) with an aggregate value in excess of $50,000,000, Lender shall have received a certificate of a Senior Officer certifying as to compliance with the Payment Conditions and demonstrating (in reasonable detail) the calculations required thereby. “Payment Item”: each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral. “PBGC”: the Pension Benefit Guaranty Corporation. “Pension Plan”: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years. “Permitted Acquisition” any Acquisition so long as the following conditions are satisfied: (a) the Payment Conditions are satisfied; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Obligors; and (d) with respect to any transaction with an aggregate value in excess of $5,000,000, Borrower Agent shall deliver to Agent, at least 5 Business Days prior to the Acquisition, copies of all material agreements relating thereto and target financial statements (to the extent reasonably available) for the most recent 12 month period and such other information reasonably requested by the Agent. “Permitted Asset Disposition”: as defined in Section 10.2.6.

30 AmericasActive:19586302.10 “Permitted Discretion”: a determination made in good faith, using reasonable business judgment (from the perspective of a secured, asset-based lender). “Permitted Lien”: as defined in Section 10.2.2. “Permitted Supply Chain Account Debtor”: CNH Industrial America LLC, Linamar Corporation, Caterpillar Inc. and their respective Affiliates and each other Account Debtor approved in writing by Agent. “Permitted Supply Chain Transactions” means customary supply chain, factoring or early-pay arrangements between an Obligor (each such Person, a “Selling Obligor”) and any of (x) a third party commercial bank or an Affiliate thereof or (y) any other Person that is not an Affiliate of an Obligor which customarily acts as a supply chain program provider or factor under factoring or early pay arrangements in the ordinary course of its business (each such counterparty, a “Supply Chain Provider”; it being acknowledge and agreed that Citibank N.A. and JPMCB are permitted Supply Chain Providers), pursuant to which such Selling Obligor sells Accounts, together with Related Assets, to such Supply Chain Provider in the Ordinary Course of Business of such Obligor; provided that the Account Debtor is a Permitted Supply Chain Account Debtor. “Person”: any individual, corporation, limited liability company, unlimited company, unlimited liability company partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity. “Platform”: as defined in Section 14.3.2. “PPSA”: the Personal Property Security Act (Ontario), including the regulations thereto and related minister’s orders; provided that, if validity, priority, opposability, perfection or the effect of perfection or non-perfection of any Lien on the Collateral created under any Loan Document is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in any jurisdiction in Canada other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including, the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions of any applicable Loan Document relating to such validity, priority, opposability, perfection or the effect of perfection or non-perfection, as the case may be. “Pro Rata”: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations outstanding by the aggregate amount of all outstanding Loans and LC Obligations. “Prime Rate”: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement. “Properly Contested”: with respect to any obligation of an Obligor, (a) the obligation is being properly contested in good faith by appropriate proceedings instituted within the time allowed by law and diligently pursued thereafter; and (b) appropriate reserves have been established in accordance with GAAP.

31 AmericasActive:19586302.10 “Property”: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. “Protective Advances”: as defined in Section 2.1.6. “Purchase Money Debt”: (a) Debt (other than the Obligations) incurred for payment of any of the purchase price of fixed or capital assets; (b) Debt (other than the Obligations) incurred within 90 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions, modifications or refinancings (but not increases) thereof. “Purchase Money Lien”: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired in whole or in part by such Debt and constituting a Capital Lease or a purchase money security interest under the UCC or the PPSA, as applicable. “Qualified ECP”: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act. “Qualifying PO”: issuance by any Obligor or any direct or indirect parent thereof of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) or in a firm commitment underwritten offering (or series of related offerings of securities to the public pursuant to a final prospectus) made pursuant to the Securities Act. “Real Estate”: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon. “Recipient”: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation. “Refinancing Conditions”: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (plus the amount of accrued and unpaid interest thereon and fees, costs, expenses and premiums incurred in connection therewith); (b) it has a final maturity no sooner than, and a weighted average life to maturity no less than the Debt being extended, renewed, refinanced, replaced, refunded, exchanged or converted; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed, refinanced, replaced, refunded, exchanged or converted; (d) the representations, covenants and defaults applicable to it are no less favorable (when taken as a whole) to Obligors than those applicable to the Debt being extended, renewed or refinanced; (e) if secured, such Refinancing Debt shall not be secured by property other than property securing the applicable refinanced debt; (f) such Refinancing Debt shall not at any time be incurred or guaranteed by any Person other than a Person that is an obligor or guarantor of the applicable Refinanced Debt unless such Person is also an Obligor; and (g) upon giving effect to it, no Default or Event of Default exists and is continuing. “Refinancing Debt”: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (c), (d), (f), or (k). “Reimbursement Date”: as defined in Section 2.3.2.

32 AmericasActive:19586302.10 “Related Assets”: with respect to any Accounts sold pursuant to a Permitted Supply Chain Transaction, all collateral securing such Accounts, all contracts and contract rights, guarantees or other obligations in respect of such Accounts, all records with respect to such Accounts and any other assets customarily transferred together with Accounts in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred by an Obligor to the factor thereunder. “Rent and Charges Reserve”: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve equal to three months’ rent and other charges that could be payable to any such Person, unless such Person has executed a Lien Waiver; provided that with respect to any Lien Waiver not delivered at the Closing Date, Agent shall not institute any Rent and Charges Reserves until the date which is 60 days after the Closing Date. “Report”: as defined in Section 12.2.3. “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived. “Required Lenders”: two or more unaffiliated Lenders (unless there is only one Lender) which are not Affiliates (subject to Section 4.2) having together (a) Revolver Commitments in excess of 50% of the aggregate then outstanding Revolver Commitments; and (b) if the Revolver Commitments have terminated, outstanding Loans in excess of 50% of all outstanding Loans; provided, that the Commitments and outstanding Loans of any Defaulting Lender shall be excluded from such calculation. “Required Supermajority Lenders”: two or more unaffiliated Lenders (unless there is only one Lender) which are not Affiliates (subject to Section 4.2) having together (a) Revolver Commitments in excess of 66 2/3% of the aggregate then outstanding Revolver Commitments; and (b) if the Revolver Commitments have terminated, outstanding Loans in excess of 66-2/3% of all outstanding Loans; provided, that the Commitments and outstanding Loans of any Defaulting Lender shall be excluded from such calculation. “Rescindable Amount”: has the meaning specified in Section 4.1.3(c). “Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restrictive Agreement”: an agreement (other than a Loan Document) that conditions or restricts the right of any Obligor or Subsidiary to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt. “Revolver Commitment”: the Commitments. “Revolver Loan”: an advance made to a Borrower pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance. “Revolver Termination Date”: the date that is the earlier of: (a) February 28, 2029 or (b) 91 days prior to the maturity of the 2028 Notes.

33 AmericasActive:19586302.10 “Revolver Usage”: the aggregate amount of outstanding LC Obligations and Loans. “Royalties”: all royalties, fees, expense reimbursement and other amounts payable by an Obligor under a License. “S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors. “Sanction”: a sanction administered or enforced by the U.S. government, Canadian government, UN Security Council, European Union, U.K. government or other applicable sanctions authority, including restrictions imposed with respect to the specially designated nationals list maintained by the U.S. Treasury Office of Foreign Assets Control (“OFAC”). “SEC”: the Securities and Exchange Commission or any other Governmental Authority succeeding to any of the principal functions thereof. “Secured Bank Product Obligations”: Debt, obligations and other liabilities with respect to Bank Products owing by on Obligor or an Affiliate of an Obligor to a Secured Bank Product Provider; provided that Secured Bank Product Obligations of an Obligor or an Affiliate of an Obligor shall not include its Excluded Swap Obligations. “Secured Bank Product Provider”: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days (or such later date acceptable to the Agent in its discretion) following the later of the Closing Date or creation of the Bank Product, describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount. “Secured Parties”: collectively, the Agent, Issuing Bank, Lenders and Secured Bank Product Providers, and “Secured Party” means any one of them. “Security Documents”: the Guaranties, Deposit Account Control Agreements, the Canadian Security Documents, the Closing Date Collateral Assignment of R&W Insurance and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations. “Senior Officer”: each of the chairman of the board, president, chief executive officer, chief operating officer, chief financial officer, secretary or treasurer of an Obligor. “Settlement Report”: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments. “SOFR”: the secured overnight financing rate as administered by FRBNY (or a successor administrator). “SOFR Adjustment”: 0.10% (10 basis points) per annum. “Solvent”: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such

34 AmericasActive:19586302.10 Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; and (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. “Spot Rate”: the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency. “Subordinated Debt”: any Debt incurred by an Obligor that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent. “Subordination Agreements”: all subordination agreements executed by a holder of Subordinated Debt in favor of Agent and the other Secured Parties from time to time on or after the Closing Date. “Subsidiary”: any Person (other than a natural person) at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of an Obligor (including indirect ownership by an Obligor through other Persons in which such Obligor directly or indirectly owns 50% of the voting securities or Equity Interests). “Successor Rate”: as defined in Section 3.6(b). “Swap”: as defined in §1a(47) of the Commodity Exchange Act. “Swap Obligations”: obligations under an agreement relating to a Swap. “Swingline Loan”: any Borrowing of Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers. “Synthetic Lease Obligation”: the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR”: (a) for any Interest Period relating to a Loan (other than a Base Rate Loan), the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period, provided that if such rate is not published prior to 11:00 a.m. on such determination date, then the Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation relating

35 AmericasActive:19586302.10 to a Base Rate Loan on any day, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day, provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term; provided, that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement. “Term SOFR Loan”: a Loan that bears interest based on clause (a) of the definition of Term SOFR. “Term SOFR Screen Rate”: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time). “Titan’s Financial Statements”: as defined in Section 9.1.7. “Transferee”: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations. “Trigger Period (Dominion)”: the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability has been less than the greater of $17,000,000 and 10.0% of the Line Cap for a period of three consecutive Business Days; and (b) continuing until (i) no Event of Default exists and (ii) Availability during each of the preceding 30 consecutive days has been more than the greater of $17,000,000 and 10.0% of the Line Cap. “Trigger Period (FCCR)”: the period (a) commencing on any day that Availability has been less than the greater of $17,000,000 and 10.0% of the Line Cap at any time; and (b) continuing until Availability during each of the preceding 30 consecutive days has been more than the greater of $17,000,000 and 10.0% of the Line Cap. “Trigger Period (Field Exams & Appraisals)”: the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability has been less than the greater of $22,000,000 and 12.5% of the Line Cap for a period of three consecutive Business Days; and (b) continuing until (i) no Event of Default exists and (ii) Availability during each of the preceding 30 consecutive days has been more than the greater of $22,000,000 and 12.5% of the Line Cap. “Trigger Period (Monthly Financial Reporting)”: the period (a) commencing on any day that Availability has been less than the greater of $22,000,000 and 12.5% of the Line Cap for a period of three consecutive Business Days; and (b) continuing until Availability during each of the preceding 30 consecutive days has been more than the greater of $22,000,000 and 12.5% of the Line Cap. “Trigger Period (Reporting)”: the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability has been less than the greater of $17,000,000 and 10.0% of the Line Cap for a period of three consecutive Business Days; and (b) continuing until (i) no Event of Default exists and (ii) Availability during each of the preceding 30 consecutive days has been more than the greater of $17,000,000 and 10.0% of the Line Cap. “Type”: any type of a Loan (i.e., Base Rate Loan or Term SOFR Loan) that has the same interest option and, in the case of Term SOFR Loans, the same Interest Period.

36 AmericasActive:19586302.10 “UCC”: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction. “UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unenhanced Accounts”: Eligible Accounts that are not Investment Grade Accounts or Credit Insured Accounts. “Unused Line Fee Rate”: a per annum rate equal to 0.25%. “U.S. Government Securities Business Day”: any Business Day, except any day on which the Securities Industry and Financial Markets Association, New York Stock Exchange or FRBNY is not open for business because the day is a legal holiday under New York law or U.S. federal law. “U.S. Person”: “United States Person” as defined in Section 7701(a)(30) of the Code. “Value”: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis (it being understood that Obligors’ consolidated financial statements may be prepared on a last-in, first-out basis with respect to raw materials, with applicable reserves related thereto), and excluding any portion of cost attributable to intercompany profit among Obligors and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person. “Write-Down and Conversion Powers”: (a) the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for such EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change and the change is disclosed to Agent. Under the Loan Documents (except as otherwise specified herein), all references to the “Obligors on a Consolidated basis” or the “Obligors” for purposes of determining any financial calculation shall exclude each Subsidiary that is not an Obligor.

37 AmericasActive:19586302.10 1.3 Uniform Commercial Code; PPSA. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time or the PPSA, as applicable: “Chattel Paper”, “Commercial Tort Claim”, “Document” (as defined in the UCC) or “Document of Title” (as defined in the PPSA), “Equipment”, “General Intangibles” (as defined in the UCC) or “Intangibles” (as defined in the PPSA), “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Securities Account” and “Supporting Obligation”. 1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, restatements, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person (unless the word discretion is otherwise expressly qualified herein). All references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation used by Obligors in the Ordinary Course of Business, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. A reference to Obligors’ “knowledge” or similar concept means actual knowledge of a Senior Officer of any Obligor. 1.5 Division. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company or limited partnership, or an allocation of assets to a series of any such entity (or the unwinding of a Division or allocation) as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a Person shall constitute a separate Person hereunder. 1.6 Currency Equivalents. 1.6.1. Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis, based on the current Spot Rate. Obligors shall report Value and other Borrowing Base components to Agent in the currency invoiced by Obligors (for Accounts) or shown in Obligors’ financial records (for all other assets), and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants

38 AmericasActive:19586302.10 in Dollars. Notwithstanding anything herein to the contrary, if an Obligation is funded or expressly denominated in a currency other than Dollars, Obligors shall repay such Obligation in such other currency. 1.6.2. Judgments. If, in connection with obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency different from that specified in a Loan Document, an Obligor shall discharge its obligation in respect of the sum due under the Loan Document only if, on the Business Day following Agent’s receipt of the payment in the judgment currency, Agent can use the amount paid to purchase the sum originally due in the Loan Document currency. If the purchased amount is less than the sum originally due, Obligors agree, as a separate obligation and notwithstanding any such judgment, to indemnify Agent, Issuing Bank and Lenders against such loss. If the purchased amount is greater than the sum originally due, Agent shall return the excess amount to the applicable Obligor (or to the Person legally entitled thereto). 1.7 Limited Condition Transactions. (a) When (i) calculating the availability under any basket set forth in this Agreement, (ii) determining compliance with any provision of this Agreement that requires the calculation of any financial ratio or test, (iii) determining compliance with any provision of this Agreement that requires that no Default or Event of Default has occurred, is continuing or would result therefrom or (iv) making or determining the accuracy of any representations and warranties, in each case, in connection with the consummation of any Limited Condition Transaction and any actions or transactions related thereto undertaken solely in order to consummate such Limited Condition Transaction in accordance with its terms (including Acquisitions, Investments, the incurrence or issuance of Debt and the use of the proceeds thereof, the incurrence of Liens, repayments and Distributions) (such actions or transactions related thereto, the “Limited Condition Related Transactions”), in each case, at the option of the Obligors (the Obligors’ election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket, ratio or test and whether any such action or transaction is permitted under this Agreement shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or similar event) and if, after giving pro forma effect to the Limited Condition Transaction and any Limited Condition Related Transactions, the Obligors or any of their Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such basket, ratio or test (and any related requirements and conditions), such basket, ratio or test (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied); provided that compliance with such baskets, ratios or tests (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date and at or prior to the consummation of such Limited Condition Transaction and any Limited Condition Related Transactions. (b) For the avoidance of doubt, if the Obligors’ have made an LCT Election, (1) if any of the baskets, ratios or tests for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such basket, ratio or test at or prior to the consummation of the applicable Limited Condition Transaction and any Limited Condition Related Transactions, such baskets, ratios or tests will be deemed not to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any basket, ratio or test in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable

39 AmericasActive:19586302.10 notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such basket, ratio or test shall be determined or tested giving pro forma effect to such Limited Condition Transaction. (c) Notwithstanding anything in this Section 1.7 to the contrary, (i) the funding of any Loans and the issuance of any Letters of Credit shall remain subject to the conditions precedent set forth in Section 6.2 irrespective of whether used in connection with any Limited Condition Transaction (whether at the time of consummation of such Limited Condition Transaction or otherwise), (ii) the date of determination of whether any applicable condition requiring a minimum amount of Availability (including the calculation of the Borrowing Base) has been satisfied under this Agreement in connection with any Limited Condition Transaction or any Limited Condition Related Transaction shall be the LCT Test Date and the date of consummation of such Limited Condition Transaction and each such Limited Condition Related Transaction, and (iii) solely with respect to Events of Default under Sections 11.1(a) and 11.1(j) hereof, the date of determination of whether any such Event of Default has occurred, is continuing or would result therefrom, shall be the LCT Test Date and the date of consummation of such Limited Condition Transaction and each such Limited Condition Related Transaction. 1.8 Quebec Interpretation. For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the UCC or PPSA shall be deemed to include publication by registration under the Civil Code of Quebec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary”, (xi) “foreclosure” shall be deemed to include the “exercise of a hypothecary right”, (xii) “lease” shall be deemed to include a “lease” or a “contract of leasing (crédit-bail)”, as applicable, (xiii) “deposit account” shall be deemed to include a “financial account” (within the meaning of Article 2713.6 of the Civil Code of Quebec), (xiv) “construction liens” shall be deemed to include “legal hypothecs”, (xv) “joint and several” shall be deemed to include “solidary” and “jointly and severally” shall be deemed to include “solidarily,” (xvi) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xvii) “beneficial ownership” shall be deemed to include “ownership”, (xviii) “easement” shall be deemed to include “servitude”, (xix) “priority” shall be deemed to include “rank” or “prior claim”, as applicable, (xx) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or prête-nom”, (xxi) “survey” shall be deemed to include “certificate of location and plan”, (xxii) “fee simple title” and “fee title” shall be deemed to include “right of ownership”, (xxiii) ”foreclosure” shall be deemed to include “the exercise of a hypothecary right”, (xxiv) “leasehold interest” shall be deemed to include “valid rights resulting from a lease”, (xxv) “guarantee” and “guarantor” shall include “suretyship” and “surety”, and (xxvi) “account” and “receivable” shall be deemed to include “claim” (including “monetary claim” within the meaning of the Civil Code of Quebec). The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Each party hereto hereby confirms

40 AmericasActive:19586302.10 that it was represented by legal counsel and has had the opportunity to negotiate the terms of this Agreement and any other Loan Documents, including the essential stipulations thereof, with the assistance of its legal counsel. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable). Chaque partie aux présentes confirme qu’elle a été représentée par des conseillers juridiques et a eu l’opportunité de négocier les termes de cette convention et des autres documents de crédit, y compris leurs stipulations essentielles, avec l’aide de ses conseillers juridiques. SECTION 2. CREDIT FACILITIES 2.1 Revolver Commitment. 2.1.1. Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the Revolver Usage at such time, plus the requested Loan, would exceed the Line Cap. 2.1.2. Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver to such Lender a promissory note evidencing its Revolver Loans. 2.1.3. Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility and the Closing Date Acquisition; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital. Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Revolver Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any margin stock or for any related purpose as governed by any regulation (including Regulation U) of the Federal Reserve Board of Governors; (ii) to directly or indirectly, fund any activities of or business with any Person, or in any country or territory, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction; or (iii) in any manner that would result in a violation of a Sanction, Anti-Corruption Law, Anti-Terrorism Law or other Applicable Law by any Person (including any Secured Party or other individual or entity participating in any transaction). 2.1.4. Voluntary Reduction or Termination of Revolver Commitments. (a) The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 90 days (or such shorter period as agreed to by Agent in writing) prior written notice to Agent at any time, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility without premium or penalty. Any notice of termination given by Borrowers shall specify the termination date and shall be irrevocable. On the termination date, Borrowers shall make Full Payment of all Obligations. (b) Borrowers may permanently reduce the Revolver Commitments, without premium or penalty, on a Pro Rata basis for each Lender, upon at least five Business Days (or such shorter period as agreed to in writing by Agent) prior written notice to Agent delivered at any time, which notice shall specify (i) the amount of the reduction and (ii) the effective date of the reduction and shall be irrevocable once

41 AmericasActive:19586302.10 given. Each reduction shall be in a minimum amount of $10,000,000, or an increment of $1,000,000 in excess thereof. 2.1.5. Overadvances. If the outstanding aggregate Revolver Loans and L/C Obligations exceed the Line Cap (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand, in writing, by Agent, and shall constitute an Obligation secured by the Collateral, entitled to all benefits of the Loan Documents. Agent may require Lenders to fund Base Rate Loans that cause or constitute an Overadvance and to forbear from requiring Borrowers to cure an Overadvance, so long as (a) the aggregate outstanding amount of Overadvance, together with the aggregate outstanding amount of Protective Advances, does not exceed 10% of the Line Cap, (b) such Overadvance does not continue for more than 30 consecutive days without the consent of Required Lenders, (c) unless otherwise consented to by the Required Lenders, after all outstanding Overadvances have been repaid, Agent shall not make or permit any additional Overadvances unless 10 days or more have expired since the last date on which any Overadvances were outstanding and (d) such Overadvance does not cause Revolver Usage to exceed the aggregate Commitments. The Required Lenders may at any time revoke Agent’s authority to make further Overadvances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Overadvance is appropriate shall be conclusive. In no event shall Loans be required that would cause Revolver Usage to exceed the aggregate Commitments. No funding or sufferance of an Overadvance shall constitute a waiver by Agent or Lenders of the Event of Default caused thereby. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms. 2.1.6. Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied to make Base Rate Loans (“Protective Advances”) if Agent, in its Permitted Discretion, deems that Protective Advances are necessary or desirable (a) to preserve or protect all or any portion of the Collateral, (b) to enhance the likelihood, or maximize the amount of, repayment of the Loans and the other Obligations or (c) to pay any other amount chargeable to the Obligors pursuant to this Agreement, so long as (i) the aggregate outstanding amount of Protective Advances, together with the aggregate outstanding amount of Overadvances, does not exceed 10% of the Line Cap and (ii) such Protective Advance does not cause Revolver Usage to exceed the aggregate Commitments. The Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent; provided that existing Protective Advances shall not be subject to such revocation and any such revocation must be in writing and shall become effective prospectively upon Agent’s receipt thereof. Absent such revocation, Agent’s determination that funding of a Protective Advances is appropriate shall be conclusive. No funding or sufferance of a Protective Advance shall constitute a waiver by Agent or Lenders of any Event of Default relating thereto. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms. 2.1.7. Increase in Revolver Commitments. Borrowers, through Borrower Agent, may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) such increase is approved by Agent in its Permitted Discretion and is subject to terms and conditions mutually agreed upon by Agent and Borrower Agent, (b) the requested increase is in a minimum amount of $20,000,000 (or such lesser amount which would, when added to all previously authorized increases pursuant hereto, cause such increase to reach the maximum amount set forth below) and is offered on the same terms as existing Revolver Commitments, except for a closing fee specified by Borrowers, (c) increases under this Section do not collectively exceed $50,000,000 in the aggregate and no more than three (3) increases are made, (d) no reduction in Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase and (e) the requested increase does not cause the Commitments to exceed 90% of any applicable cap under any Subordinated Debt agreement or the 2028 Note Indenture (or to the extent such indenture is refinanced, the indenture or other credit document governing such applicable Refinancing Debt). Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its

42 AmericasActive:19586302.10 Revolver Commitment. Agent shall promptly notify Borrower Agent of each Lender’s response. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder so as to bring the Revolver Commitment up to the amount requested by Borrower Agent. Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. If the full increase requested by Borrower’s Agent is not committed to by the Lenders after taking into account the participation of Eligible Assignees, then the Revolving Commitment nonetheless shall be increased to the extent any Lender or Lenders and/or Eligible Assignees expressly commit thereto pursuant to this Section 2.1.7. Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by any Lender or Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent. Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments. On the effective date of an increase, all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments. 2.2 [Reserved]. 2.3 Letter of Credit Facility. 2.3.1. Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time until 30 days prior to the earlier of the Revolver Termination Date or the Commitment Termination Date, on the terms set forth herein, including the following: (a) Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each of the LC Conditions is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Required Lenders that one or more of the LC Conditions has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions. (b) Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application may be required at the discretion of Issuing Bank. (c) Obligors assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary except for errors by the Issuing Bank in payment or honoring of any draws thereupon due to its gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any LC Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any LC Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any LC Documents or of any endorsements thereon; the time, place, manner or order in which shipment of

43 AmericasActive:19586302.10 goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or LC Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and an Obligor; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Obligors are discharged with proceeds of any Letter of Credit. (d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care. (e) Letters of Credit may be issued or outstanding hereunder in support of any obligations of, or is for the account of, any Guarantor; provided that the Borrowers shall be obligated to reimburse, indemnify and compensate the Issuing Bank hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of a Borrower. The Borrowers irrevocably waive any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of a Guarantor inures to the benefit of the Borrowers, and that each Borrower’s business derives substantial benefits from the businesses of such Guarantor. 2.3.2. Reimbursement; Participations. (a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the day after the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied. (b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the

44 AmericasActive:19586302.10 Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time. (c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Borrower may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Borrower. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Borrower. (d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions from Required Lenders. 2.3.3. Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 10 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. Borrowers shall, on demand, in writing, by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender. 2.3.4. Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers. On and after the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrower Agent. 2.3.5. Existing Letter of Credit. On and after the Closing Date, the Existing Letter of Credit shall be deemed issued and outstanding as a Letter of Credit hereunder, subject to the requirements of this Agreement. JPMCB, as the Issuing Bank in respect of the Existing Letter of Credit shall promptly return and release all cash collateral supporting the Existing Letter of Credit within ten (10) Business Days of the Closing Date, and fees and charges in respect of the Existing Letter of Credit shall hereafter be governed by, and accrue in accordance with, this Agreement. 2.3.6. Issuing Bank Reports to Agent. Unless otherwise agreed by Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to

45 AmericasActive:19586302.10 Agent (i) periodic activity (for such period or recurrent periods as shall be requested by Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. SECTION 3. INTEREST, FEES AND CHARGES 3.1 Interest. 3.1.1. Rates and Payment of Interest. (a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a Term SOFR Loan, at Term SOFR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans. (b) During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default, but only for as long as it continues, if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). (c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue. Interest accrued on the Loans shall be due and payable in arrears, (i) on each Interest Payment Date; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand, in writing. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand, in writing. 3.1.2. Application of Term SOFR to Outstanding Loans. (a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any Term SOFR Loan at the end of its Interest Period as, a Term SOFR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a Term SOFR Loan. (b) Whenever Borrowers desire to convert or continue Loans as Term SOFR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or

46 AmericasActive:19586302.10 continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any Term SOFR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans effective on the last day such Interest Period. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Obligors. Agent may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source(s). 3.1.3. Interest Periods. In connection with making, converting or continuing any Term SOFR Loans, Borrowers shall select an interest period (“Interest Period”) to apply to such Loans, which Interest Period shall be one month, three months or six months (in each case, subject to availability); provided, however, that: (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a Term SOFR Loan, and shall expire on the numerically corresponding day in the calendar month at its end; (b) if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the Revolver Termination Date. 3.2 Fees. 3.2.1. Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily Revolver Usage. Such fee shall be payable in arrears, on the first day of each Fiscal Quarter and on the Commitment Termination Date. 3.2.2. LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for Term SOFR Loans times the average daily stated amount of Letters of Credit, which fee shall be calculated and payable quarterly in arrears, on the first day of each Fiscal Quarter; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum computed on the stated amount of each Letter of Credit, which fee shall be payable quarterly in arrears, on the first day of each Fiscal Quarter; and (c) to Issuing Bank, for its own account, all customary charges

47 AmericasActive:19586302.10 associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum. 3.2.3. [Reserved]. 3.2.4. Fee Letters. Borrowers shall pay all fees set forth in the Agent Fee Letter and the Joint Fee Letter. 3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days, except that for purposes of any Base Rate Loan (including Base Rate Loans determined by reference to Term SOFR) interest shall be calculated on the basis of a year of 365/366 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error; provided that Agent shall, upon a written request of Borrower Agent, deliver to Borrower Agent a statement showing the computations or calculations used by Agent in determining any such fee, interest amount, or interest rate. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate. Notwithstanding anything set forth in this Section 3.3 to the contrary, any Lender that shall have a Change in Law (solely for purposes hereof, “Change in Law” shall be a Change in Law as defined in clause (c) of the definition thereof, without having the force of law) imposed upon it that shall, in the reasonable determination of such Lender, result in any payment amounts owing by Borrowers to such Lender pursuant to Sections 3.7 or 3.9, such Lender shall give Borrower Agent prior written notice of the implementation of such Change in Law. Borrower shall then have the right to remove such Lender, as permitted pursuant to Section 13.4, prior to the implementation of such Change in Law. Otherwise, Borrower shall make any amounts payable therefrom as set forth in this Section 3.3 and either Section 3.7 or 3.9, as applicable. 3.4 Reimbursement Obligations. Borrowers shall reimburse Agent for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all legal, accounting, field examination, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; (c) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, and (d) subject to the limits of Section 10.1.1(b), each inspection, examination, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals based on actual time expended and charged- out at their then applicable hourly rates for like matters, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. Borrowers acknowledge that counsel may provide Agent with a benefit, such as a discount, credit or other accommodation, based on counsel’s overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate reporting on financial statements or a Borrowing Base Certificate), it is determined that a higher or lower Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and if a higher Applicable Margin should have applied, then Borrowers shall immediately pay

48 AmericasActive:19586302.10 to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand, in writing, from Agent. 3.5 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder, to make, maintain, issue, fund or commit to, participate in, or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest or fees based on SOFR or Term SOFR, then, on notice thereof by such Lender to Agent, (a) any obligation of such Lender to perform such obligations, to make, maintain, issue, fund, commit to or participate in the Loan or Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to continue or convert Loans as Term SOFR Loans, shall be suspended and Borrowers shall make such appropriate accommodations regarding affected Letters of Credit as Agent or such Lender may reasonably request, as applicable, (b) if such notice asserts the illegality of such Lender to make or maintain Base Rate Loans whose interest rate is determined by reference to Term SOFR, the interest rate applicable to such Lender’s Base Rate Loans shall, as necessary to avoid such illegality, be determined by Agent without reference to the Term SOFR component of Base Rate, in each case until such Lender notifies Agent that the circumstances giving rise to Lender’s determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or convert Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the Loan and charge applicable interest to such day, or immediately, if such Lender cannot so maintain the Loan. Upon any prepayment or conversion of a Loan pursuant to this Section, Borrowers shall also pay accrued interest on the amount so prepaid or converted. 3.6 Inability to Determine Rates. (a) If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, as applicable, (a) Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.6(b), and the circumstances under Section 3.6(a)(i) or the Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (b) Agent or Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrower Agent and Lenders. Thereafter, (x) the obligation of Lenders to make, maintain, or convert Base Rate Loans to, Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of Base Rate, the utilization of such component in determining Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (I) Borrowers may revoke any pending request for a Borrowing, conversion or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans, and (II) any outstanding Term SOFR Loans shall convert to Base Rate Loans at the end of their respective Interest Periods. (b) Notwithstanding anything to the contrary in any Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrowers or Required Lenders (as applicable) have determined, in the case of the Required Lenders, that Borrowers or Required Lenders (as applicable) have determined, that:adequate and reasonable means do not exist for

49 AmericasActive:19586302.10 ascertaining one, three and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, “Scheduled Unavailability Date”); then, on a date and time determined by Agent (any such date, “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan Document with Daily Simple SOFR plus the SOFR Adjustment, for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, any Loan Document (“Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable on a monthly basis. Notwithstanding anything to the contrary herein, (x) if Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (y) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to the Successor Rate then in effect, then in each case, Agent and Borrower Agent may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar U.S. dollar denominated syndicated credit facilities syndicated and agented in the United States and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar U.S. dollar denominated credit facilities syndicated and agented in the United States. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent posts such proposed amendment to all Lenders and Borrowers unless, prior to such time, Required Lenders deliver to Agent written notice that Required Lenders object to the amendment. Agent will promptly (in one or more notices) notify Borrower Agent and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for all purposes of the Loan Documents. 3.7 Increased Costs; Capital Adequacy. 3.7.1. Change in Law. If any Change in Law shall:

50 AmericasActive:19586302.10 (a) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Issuing Bank; (b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (c) impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations, or Commitment; and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank (which, subject to Section 3.3, such request shall be accompanied by, if requested in writing by the Borrower Agent, a statement setting forth the basis for such request), Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered. 3.7.2. Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy or liquidity), then from time to time Borrowers will pay to such Lender or Issuing Bank upon such Lender’s or Issuing Bank’s request which request, subject to Section 3.3, shall be accompanied by, if requested in writing by the Borrower Agent, a calculation of the amount thereof in reasonable detail, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered. 3.7.3. Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). 3.8 Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Obligors are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Obligors shall pay all reasonable

51 AmericasActive:19586302.10 costs and expenses incurred by any Lender in connection with any such designation or assignment. In addition, each Lender agrees as soon as practicable after it becomes aware of any circumstances prompting the giving of notice under Section 3.5 or a request for payment from Borrowers under Section 3.7 or 3.9, that such Lender shall use reasonable commercial efforts to minimize costs and expenses incurred by it and payable by Borrowers pursuant thereto and shall instruct Agent to revoke the notice or suspend Borrowers’ payment/compensation as soon as possible after the circumstance giving rise thereto shall cease or pass with respect to such Lender. 3.9 Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall pay to Agent, upon notice to Borrower Agent from Agent and subject to Section 3.3, if requested in writing by the Borrower Agent, accompanied by a statement setting forth the basis for the amount being claimed, its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. 3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (including, without limitation, the Criminal Code (Canada), to the extent applicable) (“Maximum Rate”). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 3.11 Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Obligors confirm that they fully understand and are able to calculate the rate of interest applicable to loans, advances, liabilities and obligations under this Agreement based on the methodology for calculating per annum rates provided for in this Agreement. Obligors hereby irrevocably agree not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to Obligors as required pursuant to Section 4 of the Interest Act (Canada). SECTION 4. LOAN ADMINISTRATION 4.1 Manner of Borrowing and Funding Revolver Loans. 4.1.1. Notice of Borrowing.

52 AmericasActive:19586302.10 (a) Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 12:00 noon (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least two Business Days prior to the requested funding date, in the case of Term SOFR Loans. Notices received after 12:00 noon shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or Term SOFR Loans, and (D) in the case of Term SOFR Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified). (b) Unless payment is otherwise timely made by Obligors (when due) any Obligations (whether principal, interest, fees or other charges, including any Swingline Loan, Overadvance, Protective Advance, Extraordinary Expenses and LC Obligations but excluding Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Loans on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates. (c) If Borrowers maintain any disbursement account with Agent or any Affiliate of Agent, then presentation for payment of any Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Loan on the date of such presentation, in the amount of the Payment Item. The proceeds of such Revolver Loan may be disbursed directly to the disbursement account. 4.1.2. Fundings by Lenders. Each Lender shall (by making its funds available in accordance with the Notice of Borrowing) timely honor its Revolver Commitment by advancing its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of Term SOFR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:30 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand, in writing, the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. 4.1.3. Swingline Loans; Settlement. (a) Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $20,000,000, unless the funding is specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account prior to its settlement among Lenders. After settlement, payment on what was prior thereto a Swingline Loan, but upon settlement becomes a Base Rate Loan, shall be made for the Pro Rata benefit of Lenders. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any

53 AmericasActive:19586302.10 promissory note. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time. (b) Settlement of Swingline Loans, Protective Advances and other Revolver Loans among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly), in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans and Protective Advances, regardless of any designation by any Obligor or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in such Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. (c) Unless Agent receives notice from Borrowers prior to the date on which a payment is due to Agent for the account of Lenders or Issuing Bank hereunder that Borrowers will not make such payment, Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to Lenders or Issuing Bank, as applicable, the amount due. With respect to any payment that Agent makes for the account of Lenders or Issuing Bank hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment, a “Rescindable Amount”): (1) Borrowers have not in fact made such payment, (2) Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed), or (3) Agent has for any reason otherwise erroneously made such payment, then each Lender or Issuing Bank, as applicable, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to or otherwise made for the account of such Lender or Issuing Bank, in immediately available funds with interest thereon for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice by Agent to Issuing Bank, any Lender or any Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error. 4.1.4. Notices. Borrowers may request, convert or continue Loans, select interest rates, Interest Periods, Type of Loan and transfer funds based on telephonic or e-mailed instructions to Agent. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a Person authorized to give such instructions on a Borrower’s behalf. 4.1.5. Conforming Changes. Agent may make Conforming Changes from time to time with respect to SOFR, Term SOFR or any Successor Rate. Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document. Agent shall post or provide each such amendment to Lenders and Borrower Agent reasonably promptly after it becomes effective. 4.2 Defaulting Lender.

54 AmericasActive:19586302.10 4.2.1. Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c). 4.2.2. Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated. Subject to Section 14.18, no reallocation hereunder shall constitute a waiver or release of any claim of any non-defaulting Lender hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-defaulting Lender as a result of such non-defaulting Lender’s increased exposure following such reallocation. 4.2.3. Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for Reallocated Term SOFR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed to by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Revolving Commitments and Loans to non-Defaulting Lenders and no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. 4.2.4. Termination of Defaulting Lender. The Borrowers may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than five (5) Business Days’ prior notice to the Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 4.2.2 will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrowers, the Agent, any Issuing Bank, or any Lender may have against such Defaulting Lender. 4.3 Number and Amount of Term SOFR Loans; Determination of Rate. Each Borrowing of Term SOFR Loans when made shall be in a minimum amount of $1,000,000, plus any increment of $100,000 in excess thereof. No more than 8 Borrowings of Term SOFR Loans may be outstanding at any time, and all Term SOFR Loans having the same Interest Periods and beginning on the same date shall be aggregated together and considered one Borrowing for this purpose. Upon determining Term SOFR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof telephonically or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

55 AmericasActive:19586302.10 4.4 Borrower Agent. Each Borrower hereby designates Titan International (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, Interest Periods, Types of Loans, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it. 4.5 One Obligation. The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each other Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower. 4.6 Effect of Termination. On the Commitment Termination Date, the Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services). Until Full Payment of the Obligations, all undertakings of Obligors contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from the dishonor or return of any Payment Items previously applied to the Obligations. Sections 2.3 (to the extent of, and for so long as, any Letter of Credit remains issued and outstanding hereunder), 3.4, 3.6, 3.7, 3.9, 4.1.3(c), 5.6, 5.9, 5.10, 12, 14.2, this Section, and each other provision of a Loan Document that by its express terms survives the Full Payment of the Obligations each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations for the applicable statutes of limitation periods with respect thereto. SECTION 5. PAYMENTS 5.1 General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a Term SOFR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to Term SOFR Loans. All payments by a Borrower shall be made to Agent except for payments in discharge of amounts due a specific Lender to the extent expressly set forth and permitted herein, in which instance payment shall be made by such Borrower directly to the Lender to which such payment is due or owed. 5.2 Repayment of Revolver Loans. Revolver Loans may be prepaid from time to time, without penalty or premium, pursuant to a notice of prepayment (in form satisfactory to Agent), delivered to Agent concurrently with prepayment of a Swingline Loan and at least three Business Days prior to prepayment of other Loans; provided, that no such notice shall be required for payments applied pursuant to Section 5.6.

56 AmericasActive:19586302.10 Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Line Cap. 5.3 Mandatory Payments. (a) During any Trigger Period (Dominion), all funds deposited into any Dominion Account shall automatically be dispersed to repay the outstanding Revolving Loans (for the avoidance of doubt, it being understood and agreed that, after such repayment and subject to the other terms herein, Borrowers may reborrow hereunder in accordance with the terms herein). (b) Concurrently with the receipt by any Obligor of any net cash proceeds from any Asset Disposition of any Collateral in an amount over $1,000,000 (other than with respect to a Permitted Asset Disposition), Borrowers shall prepay Revolver Loans in an amount equal to 100% of such Asset Disposition. (c) Concurrently with the receipt by any Obligor of any proceeds of insurance paid in respect of any Collateral in an amount over $1,000,000, Borrowers shall prepay Revolver Loans in an amount equal to the net cash proceeds thereof, subject to Section 8.6.2. (d) Concurrently with the receipt of any net cash proceeds from the issuance of any Debt of any Obligor (excluding Debt permitted by Section 10.2.1) Borrowers shall prepay the Revolver Loans in an amount equal to 100% of such net cash proceeds, solely to the extent not used for Acquisitions by a Borrower consummated within one hundred eighty (180) days thereafter. 5.4 Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand, in writing, by Agent. 5.5 Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. 5.6 Application and Allocation of Payments. 5.6.1. Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion. If funds received by or available to Agent under clause (b) are insufficient to pay fully all Obligations then due and owing, such funds shall be applied (i) ratably to pay interest and fees until paid in full, and then (ii) ratably to pay unreimbursed draws under Letters of Credit and Loan principal then due and owing.

57 AmericasActive:19586302.10 5.6.2. Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows: (a) first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent; (b) second, to all amounts owing to Agent on Swingline Loans, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund; (c) third, to all amounts owing to Issuing Bank; (d) fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders; (e) fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest; (f) sixth, to Cash Collateralization of LC Obligations; (g) seventh to all Loans and to Secured Bank Product Obligations arising under Swaps (including Cash Collateralization thereof) up to the amount of Availability Reserves existing therefor; (h) eighth, to all other Secured Bank Product Obligations; and (i) last, to all remaining Obligations. Amounts shall be applied to payment of each category of Obligations only after Full Payment of all preceding categories. If amounts are insufficient to satisfy a category, Obligations in the category shall be paid on a pro rata basis. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Amounts distributed with respect to any Secured Bank Product Obligations shall be calculated using the methodology reported to Agent for such Obligations (but no greater than the maximum amount reported to Agent). Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligations and may request a reasonably detailed calculation thereof from the applicable Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is equal to the amount most recently reported to the Agent. The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section. 5.6.3. Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return such amount to Agent). 5.7 Dominion Account. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any

58 AmericasActive:19586302.10 Trigger Period (Dominion). If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Obligors and shall be made available to Obligors as long as no Default or Event of Default exists. 5.8 Account Stated. The Agent shall maintain in accordance with its usual and customary practices account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute. 5.9 Taxes. 5.9.1. Payments Free of Taxes. All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes. If Applicable Law requires any Borrower or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.10 and Agent shall pay the amount withheld or deducted to the relevant Governmental Authority. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities. 5.9.2. Payment. Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Borrower or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay indefeasibly to Agent under Section 5.10. A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error. As soon as practicable after any payment of Taxes by a Borrower pursuant to this Section 5.9, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent. 5.9.3. Survival. Each party’s obligations under this Section 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document. 5.10 Lender Tax Information. 5.10.1. Status of Lenders. Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction

59 AmericasActive:19586302.10 of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. 5.10.2. Documentation. If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent, on the Closing Date or on or prior to the date such Person becomes a Lender, IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or about the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN or IRS Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN or IRS Form W-8BEN-E and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Borrower within the meaning of section 871(h)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made. 5.10.3. Lender Obligations. Each Lender and Issuing Bank shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction. Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section. Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or Issuing Bank under any Loan Document. 5.11 Nature and Extent of Each Obligor’s Liability. 5.11.1. Joint and Several Liability. Each Obligor agrees that it is jointly and severally liable for, and absolutely obligated to Agent and other Secured Parties for, and guarantees in favor of Agent, for the prompt payment and performance of, all Obligations and all agreements of Obligors under the Loan Documents. Each Borrower agrees that its obligations hereunder shall not be discharged until Full Payment of the Obligations, and such Obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement related thereto which any Borrower is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Applicable Law; (f) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of the Bankruptcy Code (or any similar provision of any other Applicable Law) or otherwise;

60 AmericasActive:19586302.10 (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code (or any similar provision of any other Applicable Law) or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations. 5.11.2. Waivers. (a) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Obligor shall not impair any other Obligor’s obligation to pay the full amount of the Obligations. Each Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Obligor’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale completed in accordance with Applicable Law, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral (other than a private sale where Agent was the successful bidder, which shall be prima facie evidence of such fair market value of the Collateral), and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be (other than a private sale where Agent was the successful bidder, which shall be prima facie evidence of) the amount of the Obligations owing by the Obligors under this Section 5.11. (b) Each Obligor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel any Secured Party to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. Each Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is an Obligor. It is agreed among each Obligor and Secured Party that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business. 5.11.3. Extent of Liability; Contribution. (a) Notwithstanding anything herein to the contrary, each Obligor’s liability under this Section shall not exceed the greater of (i) all amounts for which such Obligor is primarily liable, as described in clause (c) below, or (ii) such Obligor’s Allocable Amount. (b) If any Obligor makes a payment under this Section of any Obligations (other than amounts for which such Obligor is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Obligor, exceeds the amount that such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by

61 AmericasActive:19586302.10 such Guarantor Payments in the same proportion that such Obligor’s Allocable Amount bore to the total Allocable Amounts of all Obligors, then such Obligor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Obligor for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Obligor shall be the maximum amount that could then be recovered from such Obligor under this Section without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law. (c) Nothing contained in this Section 5.11 shall limit the liability of any Obligor to pay Loans made directly or indirectly to that Obligor (including Loans advanced to any other Obligor and then re-loaned or otherwise transferred to, or for the benefit of, such Obligor), LC Obligations relating to Letters of Credit issued to support such Obligor’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Obligor shall be primarily liable for all purposes hereunder. (d) Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act. 5.11.4. Joint Enterprise. Each Obligor has requested that Agent and Lenders make this credit facility available to Obligors on a combined basis, in order to finance Obligors’ business most efficiently and economically. Obligors’ business is a mutual and collective enterprise, and the successful operation of each Obligor is dependent upon the successful performance of the integrated group. Obligors believe that consolidation of their credit facility will enhance the borrowing power of each Obligor and ease administration of the facility, all to their mutual advantage. Obligors acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Obligors and at Obligors’ request. Each Obligor shall receive substantial direct and indirect benefit from the consolidation of the credit facility of Obligors. All of the Obligors acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Obligors and to administer the Collateral on a combined basis is conditioned on the foregoing agreement of the Obligors to be jointly and severally liable therefor. 5.11.5. Subordination. Each Obligor hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations. SECTION 6. CONDITIONS PRECEDENT 6.1 Conditions Precedent to Initial Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Obligors hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

62 AmericasActive:19586302.10 (a) Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof. (b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and PPSA Lien searches, other customary searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens. (c) Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent. (d) Agent shall have received a certificate, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Obligor certifying that (in such Senior Officer’s capacity as a Senior Officer and not in any individual capacity), after giving effect to the initial Loans and transactions hereunder, (i) no Default or Event of Default exists; (ii) the representations and warranties set forth in Section 9 are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) as of the date hereof (unless such representation speaks only as of another date certain, in which case such representation or warranty shall be true and correct in all material respects as of such other date); and (iii) such Obligor has complied with all agreements and conditions to be satisfied by it under the Loan Documents. (e) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents (including any shareholders’ agreement, if any, in respect of such Obligor) are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; (iii) that an attached copy of such Obligor’s shareholder register is true and complete; and (iv) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing. (f) Agent shall have received customary written opinions of Bodman PLC, Gardiner Roberts LLP and of any local counsel to Obligors as reasonably requested by Agent, in form and substance reasonably satisfactory to Agent. (g) Agent shall have received copies of the charter documents of each Obligor (other than any Obligor organized under the laws of Canada or any province or territory thereof), certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates (or the equivalent thereof) for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification. (h) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Obligors, all in compliance with the Loan Documents and in form and substance satisfactory to Agent in its discretion. (i) Agent shall have completed its business, financial and legal due diligence of the Obligors (other than the Initial Collateral Examination) with results reasonably satisfactory to Agent. No material adverse change has occurred (i) in the financial condition of any Obligor since December 31, 2023; or (ii) in the quality, quantity or value of any Collateral since December 31, 2023.

63 AmericasActive:19586302.10 (j) Each Obligor shall have provided, in form and substance satisfactory to Agent and each Lender, all documentation and other information as Agent or any Lender deems appropriate in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, Canadian AML Legislation and Beneficial Ownership Regulation. If any Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to Agent and Lenders in relation to such Obligor. (k) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date. (l) The conditions precedent to the consummation of the Closing Date Acquisition shall have been satisfied and the Closing Date Acquisition shall have been consummated, or substantially concurrently with the funding of the initial Loans on the Closing Date will be consummated, in all material respects in accordance with the Closing Date Acquisition Agreement, and Lender shall have received a fully executed copy of each of the Closing Date Acquisition Documents. (m) Obligors shall have provided satisfactory evidence that no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental instrumentality that in Agent’s discretion (i) could reasonably be expected to result in a Material Adverse Effect; or (ii) could reasonably be expected to materially and adversely affect this Agreement or the transactions contemplated hereby. (n) Agent shall have received customary payoff letters in respect of any Debt of the Obligors that is being repaid in full as of the Closing Date, in each case in form and substance satisfactory to Agent, and substantially concurrently with the borrowing under this Agreement, the Obligors shall have repaid and terminated all outstanding Debt under the Existing Credit Agreements. (o) Agent shall have received a Borrowing Base Certificates with respect to each Obligor as delivered under the applicable Existing Credit Agreement for the month ended January 31, 2024. Agent shall be satisfied that after giving effect to (i) the initial Borrowing hereunder, (ii) consummation of the transactions contemplated hereby (including the consummation of the Closing Date Acquisition) and payment of all fees and expenses in connection therewith and (iii) any payables stretched beyond their customary payment practices, Availability shall be at least $40,000,000. (p) Agent shall have received (i) audited financial statements of Titan International and its Subsidiaries for each of the three fiscal years immediately preceding the Closing Date, (ii) unaudited interim Titan Financial Statements as of December 31, 2023, (iii) audited financial statements of the Target and its Subsidiaries for each of the three fiscal years immediately preceding the Closing Date and (iv) financial projections of Titan International and its Subsidiaries (including the Target and its Subsidiaries) for the next five (5) fiscal years. 6.2 Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Obligors, on or after the Closing Date, unless the following conditions are satisfied: (a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant; (b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (except for those representations and warranties that are

64 AmericasActive:19586302.10 conditioned by materiality, which shall be true and correct in all respects) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date, which shall be true and correct as of such earlier date); (c) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied. Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. SECTION 7. COLLATERAL 7.1 Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing Lien upon the following Property (other than Excluded Property) of such Obligor whether now owned or hereafter acquired, and wherever located: (a) all Accounts; (b) all Inventory; (c) all Deposit Accounts into which any proceeds of Accounts or Inventory are deposited (including all cash and other funds on deposit therein); (d) solely to the extent evidencing, governing, securing, arising out of, or otherwise related to Accounts and Inventory: (i) all Instruments, Chattel Paper, including electronic chattel paper, and other contracts; (ii) all guarantees, letters of credit, Letter-of-Credit Rights, Supporting Obligations, security and other credit enhancements; (iii) all claims and causes of action (including without limitation Commercial Tort Claims); (iv) all Documents; and (v) all General Intangibles (other than Intellectual Property); (e) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral; (f) all indebtedness owed to Obligors that arises from advances from the Lenders and any notes or other Instruments evidencing the same; (g) all substitutions, replacements, accessions, products or proceeds (including without limitation, insurance proceeds) arising out of or relating to the foregoing clauses (a)-(f); and (h) all books and records arising out or relating to the foregoing clauses (a)-(g). 7.2 Lien on Deposit Accounts; Cash Collateral.

65 AmericasActive:19586302.10 7.2.1. Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent a continuing Lien upon all amounts credited to any Deposit Account (other than Excluded Accounts) of such Obligor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request during a Trigger Period (Dominion), all balances in any such Deposit Account maintained by such Obligor, without inquiry into the authority or right of Agent to make such request. 7.2.2. Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (and with the consent of Obligors, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss, unless determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of Agent. Each Obligor hereby grants to Agent, as security for the Obligations, a Lien in all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect; provided, that during the term of this Agreement Cash Collateral received pursuant to Section 2.3.3 may only be applied to the payment of Obligations while a Default or Event of Default exists. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral, until Full Payment of all Obligations. 7.3 [Reserved]. 7.4 Other Collateral. 7.4.1. Commercial Tort Claims. Obligors shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim related to any Collateral (other than, as long as no Default or Event of Default exists, such a Commercial Tort Claim for less than $10,000,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent. For the avoidance of doubt, (a) so long as no Trigger Period (Dominion) is in effect, the Obligors shall retain any proceeds received from the resolution of a Commercial Tort Claim and (b) Agent shall release any Lien granted in favor of Agent with respect to a Commercial Tort Claim upon receipt of evidence that such claim has been extinguished. 7.4.2. Certain After-Acquired Collateral. Obligors shall promptly notify Agent in writing if, after the Closing Date, any Obligor obtains any interest in any Deposit Accounts, Chattel Paper, Documents, Instruments, or Letter-of-Credit Rights, in each case, relating to the Collateral, and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement (other than with respect to all Excluded Accounts) or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, the applicable Obligor shall obtain an acknowledgment in form and substance satisfactory to Agent that such third party holds the Collateral for the benefit of Agent. 7.5 No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of any Obligor relating to any Collateral. 7.6 Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes

66 AmericasActive:19586302.10 Agent to file any financing statement covering the Collateral of such Obligor, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral. SECTION 8. COLLATERAL ADMINISTRATION 8.1 Borrowing Base Certificates. By the 15th day of the month following the end of each calendar month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the just ended calendar month or, after an Event of Default, at such other times as Agent may request; provided, that during any Trigger Period (Reporting), Borrowers shall deliver to Agent by the third (3rd) Business Day of each week following the end of the prior week a Borrowing Base Certificate prepared as of the close of business for the week just ended. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrower Agent and certified by a Senior Officer; provided that Agent may from time to time in its Permitted Discretion review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve; provided, further that, if Agent shall make any such adjustment to any such calculation Agent shall provide Borrower Agent with a statement setting forth the basis for such adjustment. Concurrently with any transaction that is outside of the Ordinary Course of Business and would cause 5% or more of the assets reflected in the then-current Borrowing Base to become ineligible, the Borrower Agent shall deliver to Agent a new Borrowing Base Certificate giving effect to such transaction. 8.2 Administration of Accounts. 8.2.1. Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent, on each date that a Borrowing Base Certificate is due to be delivered pursuant to Section 8.1, sales, collection, and, if requested by Agent to the extent that there are any variances between the detailed aged trial balances and the Obligors’ Financial Statements or general ledger, reconciliation reports in form satisfactory to Agent, and a detailed aged trial balance of all Accounts as of the end of the preceding month (or more frequently at the Agent’s request during the continuation of a Trigger Period (Reporting)), containing such information and documentation consistent with Obligors’ past practices; provided, however, if a Trigger Period (Reporting) exists, such aged trial balance shall, to the extent it does not already do so, specify each Account’s Account Debtor name and address, amount, invoice date and due date, show any discount, allowance, credit, authorized return or dispute, and include such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $10,000,000 or more cease to be Eligible Accounts, Obligors shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Obligor has knowledge thereof. 8.2.2. Taxes. If an Account of any Obligor includes a charge for any Taxes, Agent is authorized, in its discretion to the extent Obligors have not done so or are not Properly Contesting such Tax, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Obligors therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligors or with respect to any Collateral. 8.2.3. Account Verification. If an Event of Default exists, Agent shall have the right at any time, in the name of Agent or any designee of Agent or any Obligor to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Obligors shall cooperate fully with Agent in its effort to facilitate and promptly conclude any such verification process.

67 AmericasActive:19586302.10 8.2.4. Maintenance of Dominion Account. Obligors shall maintain collection accounts and other cash management services (including Dominion Accounts and lockboxes) of a type and on terms reasonably acceptable to Agent. Borrowers shall obtain Deposit Account Control Agreements and lockbox agreements (which may take the form of Deposit Account Control Agreements or other agreements in form and substance satisfactory to Agent) from each Dominion Account bank and lock box servicer, establishing Agent’s control over and Lien in any Dominion Account and lockbox, which may be exercised by Agent during any Trigger Period (Dominion), requiring immediate deposit of all remittances received in such Dominion Account or lockbox to the main Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America then so long as Bank of America is a Lender hereunder, Agent may, during any Trigger Period (Dominion), require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank. 8.2.5. Proceeds of Collateral. Each Obligor shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account. 8.3 Administration of Inventory. 8.3.1. Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent on each date that a Borrowing Base Certificate is due to be delivered pursuant to Section 8.1, inventory reports and, if requested by Agent to the extent that there are any variances between the inventory reports and the Obligors’ Financial Statements or general ledger, reconciliation reports in form satisfactory to Agent. Each Obligor shall conduct a physical inventory at least once per calendar year or, for any calendar year in which a Trigger Period (Field Exams & Appraisals) has occurred, two times per calendar year (and, in any event, on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request in its Permitted Discretion. Agent may participate in and observe each physical count (Agent’s charges, costs and expenses reimbursed to the extent permitted pursuant to Section 10.1.1(b)). 8.3.2. Returns of Inventory. No Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $15,000,000; and (d) any payment received by an Obligor for returned Inventory is used to purchase replacement Inventory for that Inventory returned or such payment is deposited in a Deposit Account. 8.3.3. Acquisition, Sale and Maintenance. No Obligor shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. Obligors shall use, store and maintain all Inventory, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations leased where any Collateral is located. 8.4 [Reserved].

68 AmericasActive:19586302.10 8.5 Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts (including Dominion Accounts) maintained by Obligors. Each Obligor shall take all actions (including maintaining Deposit Account Control Agreements) necessary to Agent’s first priority Lien on each Deposit Account (including Dominion Accounts, but excluding Excluded Accounts) into which proceeds of Accounts or Inventory are deposited. An Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Each Obligor shall promptly notify Agent of any opening or closing of a Deposit Account (other than any Excluded Accounts) and will amend Schedule 8.5 to reflect same. 8.6 General Provisions. 8.6.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral from one location in the United States to another location in the United States or from one location in Canada to another location in Canada, upon at least 10 Business Days prior written notice to Agent. 8.6.2. Insurance of Collateral. (a) Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A-VII, unless otherwise approved by Agent) satisfactory to Agent. All proceeds under each policy related to Collateral shall be payable to Borrower Agent, subject to clause (b) below and Section 5.3(c). From time to time upon request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies. Each policy shall include satisfactory endorsements (i) showing Agent as Lenders’ loss payee; (ii) requiring 30 days (or 10 days with respect to non-payment of premium) prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, and, subject to clause (b) below and Section 5.3(c), the proceeds will be delivered to Borrower Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims. (b) After and for so long as a Trigger Period (Dominion) exists, any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) arising from or related to any Collateral shall be paid to Agent. Any such proceeds shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding. 8.6.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

69 AmericasActive:19586302.10 8.6.4. Defense of Title. Each Obligor shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens. 8.7 Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or an Obligor’s name, but at the cost and expense of Obligors: (a) during a Trigger Period (Dominion), endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; (b) during an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts consisting of Collateral, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor (which Agent shall use commercially reasonable efforts to limit to mail relating to the Collateral), and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies related to Collateral; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents. SECTION 9. REPRESENTATIONS AND WARRANTIES 9.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that: 9.1.1. Organization and Qualification. Each Obligor and its Domestic Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor and its Domestic Subsidiaries are duly qualified, authorized to do business and in good standing as a foreign corporation or limited liability company in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an Affected Financial Institution. The information included in each Beneficial Ownership Certification delivered hereunder is true and correct in all material respects as of the date thereof. 9.1.2. Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents (including through electronic means) have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable

70 AmericasActive:19586302.10 Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Obligor’s Property. 9.1.3. Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity). 9.1.4. Capital Structure. Schedule 9.1.4(a) shows, for each Obligor and, as of the Closing Date, each Obligor’s Domestic Subsidiaries, if any, its name, jurisdiction of organization, the holders of its Equity Interests (except for in the case of Titan International), and, in the case of Titan International, its authorized and issued Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Obligor or Domestic Subsidiary has acquired any substantial assets from any other Person nor been the surviving (or continuing) entity in a merger, amalgamation or combination. Each Obligor has good title to its Equity Interests in its Domestic Subsidiaries, and all such Equity Interests are duly issued, fully paid and non-assessable. Except as provided in or as a result of Obligors’ Stock Option Plans set forth on Schedule 9.1.4(b), there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or its Domestic Subsidiaries. 9.1.5. Title to Properties; Priority of Liens. Each Obligor has (i) (a) good and marketable title to (or valid leasehold interests in) all of its Real Estate and (b) good title to all of its Property (other than Collateral), except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (ii) good title to all of its Collateral, including all Collateral reflected in any financial statements delivered to Agent or Lenders, in each case, i.e., (i) – (ii), free of Liens except Permitted Liens. Each Obligor has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Collateral, other than Permitted Liens except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. 9.1.6. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Obligors with respect thereto. Each Obligor warrants, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that: (a) it is genuine and in all respects what it purports to be, and is not evidenced by a judgment; (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto; (c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which is available to Agent on request; (d) it is not subject to any known offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

71 AmericasActive:19586302.10 (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC or PPSA, the restriction is ineffective), and the applicable Obligor is the sole payee or remittance party shown on the invoice; (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and (g) to the best of Obligors’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Obligor’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened, in writing, or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition. 9.1.7. Financial Statements; Solvency. The (a) consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Titan International and its Subsidiaries (“Titan’s Financial Statements”) and (b) the consolidated balance sheet and related statements of income and cash flow of Titan International and the other Obligors (the “Obligors’ Financial Statements”) that have been and are hereafter delivered to Agent, are prepared in accordance with GAAP, and fairly present, in all material respects, the financial positions and results of operations of Titan and its Subsidiaries or the Obligors, as the case may be, at the dates and for the periods indicated, subject, in the case of the unaudited statements, to the absence of footnotes and to normal year-end adjustments. All projections delivered from time to time to Agent have been prepared based upon good faith estimates and assumptions believed by management of Titan and its Subsidiaries to be reasonable in light of the circumstances at such time, it being recognized and acknowledged by the Lenders that such projections and financial information are subject to a number of risks and uncertainties which are beyond Borrowers’ control and that there is no assurance that such projections will, in fact, transpire, and that such projections and financial information as it relates to future events are not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ materially from the projected results set forth therein. No financial statement delivered to Agent at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Since December 31, 2023, there has been no change in the condition, financial or otherwise, of the Obligors that could reasonably be expected to have a Material Adverse Effect. (a) Titan and its Subsidiaries are Solvent on a consolidated basis, (b) the Obligors are Solvent on a consolidated basis and (c) no Obligor that is organized under the laws of Canada or any province or territory thereof is an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada). 9.1.8. Surety Obligations. No Obligor or its Domestic Subsidiaries is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder. 9.1.9. Taxes. Each Obligor and its Subsidiaries have timely filed all federal, state, provincial and local tax returns and other reports that it is required by law to file, and has timely paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested or except as would not reasonably be expected to have a Material Adverse Effect.

72 AmericasActive:19586302.10 9.1.10. Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents. 9.1.11. [Reserved]. 9.1.12. Governmental Approvals. Each Obligor and its Domestic Subsidiaries has, are in compliance with, and are in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and their Domestic Subsidiaries have complied with all Applicable Laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. 9.1.13. Compliance with Laws. Each Obligor and its Subsidiaries have duly complied, and their Properties and business operations are in compliance, in all material respects with all Applicable Law, including Environmental Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Except which could reasonably be expected to have a Material Adverse Effect, (i) there have been no citations, notices or orders of material noncompliance issued to any Obligor or its Subsidiaries under any Applicable Law; (ii) no Inventory has been produced in violation of the FLSA or other Applicable Law; (iii) no Obligor or its Subsidiaries has received any Environmental Notice; and (iv) no Obligor or its Domestic Subsidiaries has any known contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it. 9.1.14. [Reserved]. 9.1.15. Burdensome Contracts. No Obligor or its Domestic Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15, as such schedule may be updated from time to time to add Restrictive Agreements entered into by an Obligor or such Subsidiary after the Closing Date; provided, that any such Restrictive Agreement shall be otherwise permitted to be entered into pursuant to the terms hereunder. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor. 9.1.16. Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Obligor’s knowledge, non-frivolous proceedings or investigations threatened, in writing, against any Obligor or its Subsidiaries, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or its Subsidiaries. No Obligor or its Subsidiaries is in default with respect to any order, injunction or judgment of any Governmental Authority that would reasonably be expected to have a Material Adverse Effect. 9.1.17. No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. Except as would not be reasonably expected to have a Material Adverse Effect, no Obligor is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract. 9.1.18. ERISA. Except as disclosed on Schedule 9.1.18: (a) Each Benefit Plan sponsored, maintained or contributed to by an Obligor or any of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, the

73 AmericasActive:19586302.10 Code, and other federal and state laws. Each Benefit Plan but excluding any Multiemployer Plan, sponsored, maintained, or contributed to by an Obligor or any of its ERISA Affiliates that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely on a favorable determination letter issued to a preapproved plan sponsor and, to the knowledge of Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Pension Plan. (b) There are no pending or, to the knowledge of Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Benefit Plan maintained, sponsored, or contributed to by an Obligor or any of its ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Benefit Plan maintained, sponsored or contributed to by an Obligor or any of its ERISA Affiliates that has resulted in or could reasonably be expected to have a Material Adverse Effect. No Obligor or any of its ERISA Affiliates is or will be using “plan assets” (within the meaning of 29 C.F.R. §2510.3-101, as modified by ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents. (c) No ERISA Event has occurred or is reasonably expected. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%. No Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid. No Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. No Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan. (d) With respect to any Foreign Plan (including any Canadian Pension Plan), (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities. No Obligor sponsors, maintains, contributes to, or has any liability under, a Canadian Defined Benefit Pension Plan. No Canadian Pension Event has occurred or is reasonably expected to occur. 9.1.19. [Reserved]. 9.1.20. [Reserved]. 9.1.21. [Reserved]. 9.1.22. Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of

74 AmericasActive:19586302.10 the Investment Company Act of 1940, as amended; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code. 9.1.23. Margin Stock. No Obligor or its Domestic Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors. 9.1.24. Sanctions. No Obligor, Subsidiary, nor, to the knowledge of any Obligor and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. The Obligors and their Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. 9.1.25. Anti-Corruption Laws; Anti-Terrorism Laws. Each Obligor and Subsidiary has conducted its business in compliance with all applicable Anti-Corruption Laws and Anti-Terrorism Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 9.1.26. Accuracy of Borrowing Base. The information set forth in each Borrowing Base Certificate is true and correct in all material respects as of the date such Borrowing Base Certificate is submitted to Agent. The Accounts that are identified as Eligible Accounts and the Inventory that is identified as Eligible Inventory, in each Borrowing Base Certificate submitted to Agent, at the time of submission, comply in all material respects with the criteria set forth in the definitions thereof. 9.2 Complete Disclosure. No Loan Document contains any untrue statement of a material fact relating to an Obligor, nor fails to disclose any material fact relating to an Obligor necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect. SECTION 10. COVENANTS AND CONTINUING AGREEMENTS 10.1 Affirmative Covenants. As long Full Payment of the Obligations has not occurred, each Obligor shall: 10.1.1. Inspections; Appraisals. (a) Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and during normal business hours, to visit and inspect the Collateral of any Obligor or its Domestic Subsidiaries, inspect, audit and make extracts from any Obligor’s or such Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants, and, after and for as long as an Event of Default continues, Obligors authorize such independent accountants to discuss such financial matters with the Agent or any authorized representative thereof, such Obligor’s or such Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent

75 AmericasActive:19586302.10 nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them. (b) Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent reasonably deems appropriate and (ii) appraisals of Inventory, in each case, up to one time per calendar year or, for any calendar year in which a Trigger Period (Field Exams & Appraisals) has occurred, two times per calendar year; provided, however, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Obligors without regard to such limits. Obligors agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes. Subject to the last paragraph of the definition of Borrowing Base, no Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals reasonably satisfactory to Agent. 10.1.2. Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent, except with respect to such information that is available to the public by disclosures required by the SEC: (a) as soon as available, and in any event within 90 days after the close of each Fiscal Year: (i) Titan’s Financial Statements prepared, on a consolidated basis, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrower Agent and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent and (ii) Obligors’ Financial Statements for the Fiscal Year ended which shall not be audited, shall be prepared on a consolidating basis, and shall contain a reconciliation to the audited Titan’s Financial Statements. For the avoidance of doubt, annual audited Financial Statements shall only be provided for Titan International and its Subsidiaries and no audited financial statements shall be provided for the Obligors, but rather, as to the latter only unaudited financial statements prepared on a consolidating basis with a reconciliation to the audited Titan’s Financial Statements; (b) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, Titan’s Financial Statements and Obligors’ Financial Statements unaudited, in each case, as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for the former and a consolidating basis for the latter (with an appropriate reconciliation to the unaudited Titan’s Financial Statements) and certified, in each instance, by a Senior Officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes; (c) during any Trigger Period (Monthly Financial Reporting), as soon as available, and in any event no later than the 15th day (or, if such date is not a Business Day, the next succeeding Business Day) of the calendar month that begins at least 30 days after the commencement of the Trigger Period (Monthly Financial Reporting) and continuing on the 15th day (or, if such date is not a Business Day, the next succeeding Business Day) of each succeeding calendar month until the Trigger Period (Monthly Financial Reporting) terminates, Titan’s Financial Statements and Obligors’ Financial Statements unaudited, in each case, as of the end of such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for the former and a consolidating basis for the latter (with an appropriate reconciliation

76 AmericasActive:19586302.10 to the unaudited Titan’s Financial Statements) and certified, in each instance, by a Senior Officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes; (d) a Compliance Certificate executed by the chief financial officer of Titan International which certifies compliance with Section 10.3 and provides a reasonably detailed calculation of the Consolidated Fixed Charge Coverage Ratio delivered (i) concurrently with delivery of financial statements under Sections 10.1.2(a) for Fiscal Years and 10.1.2(b) for Fiscal Quarters, whether or not a Trigger Period (FCCR) then exists and (ii) on the first day of any Trigger Period (FCCR) (certifying compliance as of the last day of the Measurement Period most recently ended prior to the start of such Trigger Period (FCCR)); (e) promptly following receipt, copies of any material notices (including any notices of default or acceleration) received from any holder or trustee of, under or with respect to the 2028 Notes, Material Debt or any other Material Contract of an Obligor; (f) if not otherwise prohibited by Applicable Law, concurrently with delivery of Titan’s Financial Statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their independent certified public accountants in connection with such Titan’s Financial Statements; (g) not later than 45 days after the commencement of each Fiscal Year, projections of Titan’s Financial Statements, Obligors’ Financial Statements and Availability for such Fiscal Year prepared in a manner consistent with past practices; (h) at Agent’s request, a listing of each Obligor’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent; (i) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the SEC or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Person; (j) such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Obligor’s or any Domestic Subsidiary’s thereof, financial condition or business, including, without limitation, copies of any annual report to be filed in connection with each Plan; and (k) information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable Anti-Terrorism Laws. 10.1.3. Notices. Notify Agent in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the commencement or written threat of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) [reserved]; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Sanction or Environmental Laws), if an adverse resolution could

77 AmericasActive:19586302.10 have a Material Adverse Effect or an Obligor using “plan assets” (within the meaning of 29 C.F.R. §2510.3- 101, as modified by ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents; (f) receipt of any material Environmental Notice; (g) the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect; or (h) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein. 10.1.4. Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof, provide Agent with copies of all future written agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that, individually or collectively, owns any premises at which any Collateral in excess of $10,000,000 in the aggregate may be kept or that otherwise may possess or handle any Collateral. 10.1.5. Compliance with Laws. And shall cause each of its Subsidiaries, to (a) comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, Anti-Corruption Laws and laws regarding collection and payment of Taxes, (b) maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect, (c) conduct its businesses in compliance in all material respects with applicable Anti-Corruption Laws in other jurisdictions and with all applicable Sanctions and (d) maintain policies and procedures designed to promote compliance with applicable Anti-Corruption Laws, Sanctions and Anti-Terrorism Laws. 10.1.6. Taxes. And shall cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested, except to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 10.1.7. Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with financially sound and reputable insurance companies, (a) with respect to the Properties and business of Obligors and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts and with such coverages and deductibles (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Obligors and their Subsidiaries) as are customary for companies similarly situated; and (b) business interruption insurance in an amount reasonably satisfactory to the Agent, in each case with deductibles, endorsements and assignments as are customary for companies similarly situated. In addition to the foregoing, the Obligors shall maintain the Closing Date R&W Insurance, as in effect on the Closing Date and shall not permit any amendments to any such R&W Insurance except for immaterial changes that do not adversely affect the rights of Agent or the Lenders. 10.1.8. Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) of Obligors in full force and effect; promptly notify Agent of any proposed material modification to any such License, or entry into any new License, in each case no more than 30 days after its effective date; and pay all Royalties when due, except if the failure to do so could not reasonably be expected to have a Material Adverse Effect; and notify Agent of any material default or breach asserted by any Person to have occurred under any License. 10.1.9. Future Subsidiaries. Promptly notify Agent upon any Person becoming a Domestic Subsidiary (pursuant to a Permitted Acquisition, a Division or otherwise) and, at the election of Borrower

78 AmericasActive:19586302.10 Agent, cause such Subsidiary to be joined as either a Borrower or Guarantor hereto by executing and delivering such documents, instruments and agreements (including without limitation a joinder to this Agreement and, to the extent applicable, any Security Documents and any amendments to this Agreement) and to take such other actions as Agent shall reasonably require to evidence and perfect a Lien in favor of Agent on all Collateral of such Person, including delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate (it being understood and agreed that if the Borrower Agent desire to add the Property of any Subsidiary to the Borrowing Base hereunder, then such Subsidiary shall first be joined to this Agreement pursuant to the terms hereto) and deliver to Agent all documentation and other information regarding such newly formed or acquired Subsidiary for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable Anti-Terrorism Laws; provided that, if any Subsidiary of an Obligor that is not an Obligor (x) becomes a guarantor of any Material Debt of an Obligor or (y) grants Liens on Property to support any Material Debt of an Obligor then such Subsidiary shall become either a Borrower or Guarantor in accordance with this Section 10.1.9. 10.1.10. Post-Closing Obligations. Execute and deliver the documents and complete the tasks, as the case may be, set forth on Schedule 10.1.10, in each case within the time limits specified on such schedule (or such later times as determined by Agent in its sole discretion). 10.1.11. Canadian Pension Plans. (a) For each existing, or hereafter adopted, Canadian Pension Plan, each Obligor will, in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan and any joined Canadian MEPP, including, if applicable, under any funding agreements and all Applicable Laws (including any fiduciary, funding, investment and administration obligations), unless any failure to so comply or perform would not reasonably be expected to have a Material Adverse Effect. (b) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan and Canadian MEPP shall be remitted or paid by each Obligor in a timely fashion in accordance with the terms thereof, any funding agreements and all Applicable Laws, unless any failure to so would not reasonably be expected to have a Material Adverse Effect. 10.2 Negative Covenants. As long Full Payment of the Obligations has not occurred, no Obligor shall: 10.2.1. Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except: (a) the Obligations; (b) Subordinated Debt; (c) Purchase Money Debt of Obligors so long as the aggregate amount outstanding at any time does not exceed $50,000,000; (d) Debt outstanding on the Closing Date (other than the Obligations, Subordinated Debt and Purchase Money Debt) set forth on Schedule 10.2.1, to the extent not satisfied with proceeds of the initial Loans; (e) Debt with respect to Bank Products incurred in the Ordinary Course of Business;

79 AmericasActive:19586302.10 (f) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by an Obligor, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition; (g) Debt: (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (ii) relating to Swaps entered into in the Ordinary Course of Business and not for speculative purposes; (iii) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers compensation claims; (iv) arising from unpaid insurance premiums (not in excess of one year’s premiums) owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums; (v) arising from guarantees of the obligations of suppliers, customers, franchisees and licensees of the Borrowers and their Subsidiaries and take-or-pay obligations contained in supply arrangements, and warranties of products or services; and (vi) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (h) intercompany Debt permitted under Section 10.2.5(a); (i) Debt arising as a direct result of judgments, orders, awards or decrees against the Borrowers or any of their Subsidiaries, in each case not constituting an Event of Default (j) Refinancing Debt as long as each Refinancing Condition is satisfied; (k) the 2028 Notes; (l) Employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under Applicable Law and only up to the limits allowable under Applicable Law; (m) Debt in respect of Taxes, assessments, governmental charges or levies and claims for labor, materials, and supplies to the extent payment thereof shall not at the time be required by Section 10.1.5; (n) Debt in an aggregate amount not to exceed $75,000,000; provided that such Debt (i) is either (A) unsecured or (B) solely secured by a Lien on Property not constituting Collateral and (ii) has a maturity date no sooner than the date that is 91 days after the Revolver Termination Date; (o) Contingent Obligations not to exceed $50,000,000 in the aggregate at any time; and

80 AmericasActive:19586302.10 (p) additional Debt in an aggregate amount not to exceed $35,000,000. 10.2.2. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”): (a) Liens in favor of Agent; (b) Purchase Money Liens securing Purchase Money Debt permitted under Section 10.2.1(c); (c) Liens for Taxes not yet due or being Properly Contested; (d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or its Domestic Subsidiaries; (e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts, licenses, statutory obligations and other similar obligations (including (i) workers’ compensation, unemployment insurance and other social security legislation and (ii) reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrowers or any of their Subsidiaries); (f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers; (g) Liens securing judgments for the payment of money not constituting an Event of Default; (h) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business; (i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; (j) existing Liens shown on Schedule 10.2.2; (k) the replacement, extension or renewal of any Lien permitted by clause (j), above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the principal amount thereof); (l) Liens on Property not constituting Collateral that secured Debt permitted under Section 10.2.1(n); (m) Liens existing on Property (other than Accounts and Inventory) at the time of its acquisition by an Obligor pursuant to a Permitted Acquisition, so long as such Liens are not created in contemplation of such Acquisition; (n) Liens arising from precautionary UCC financing statements or similar filings;

81 AmericasActive:19586302.10 (o) Liens arising as a result of any Permitted Supply Chain Transaction; provided that such Liens encumber solely the Accounts and the Related Assets sold in connection with such Permitted Supply Chain Transaction; (p) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business that are not overdue for a period of more than 30 days or that are being Properly Contested; (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business; and (r) Liens on Property (other than Collateral) securing Debt and other obligations in an aggregate amount not exceeding $10,000,000 at any time outstanding. 10.2.3. [Reserved]. 10.2.4. Distributions. Declare or make any Distributions or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make Distributions, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15, except: (a) any Subsidiary of the Obligors may pay Distributions or return capital or make dividends and other similar payments with regard to its Equity Interests to the Obligors; (b) the Obligors and each of their Subsidiaries may declare and make Distributions or dividend payments solely in the common Equity Interests of such Person so long as in the case of such Distributions by a Subsidiary, parent or a Subsidiary receives at least its pro rata share of such dividend or distribution; (c) repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or similar equity incentive awards and cash payments made under management incentive plans; provided that the aggregate amount of such Distributions shall not exceed $5,000,000 in any Fiscal Year; (d) the Obligors and their Subsidiaries may pay withholding or similar taxes payable by the Obligors and their Subsidiaries with respect to any future, present or former employee, director or officer (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) in connection with any repurchases of Equity Interests or the exercise of stock options; provided that the aggregate amount of such Distributions shall not exceed $5,000,000 in any Fiscal Year; (e) additional Distributions in an amount not to exceed $25,000,000 in any Fiscal Year; provided that no Default or Event of Default exists or would result therefrom; and (f) additional Distributions may be made so long as the Payment Conditions are satisfied. 10.2.5. Investments. Make any Investment, except: (a) (i) Investments in Subsidiaries to the extent existing on the Closing Date, (ii) Investments by any Obligor in another Obligor, (iii) additional Investments by Subsidiaries of the

82 AmericasActive:19586302.10 Borrowers that are not Obligors in other Subsidiaries that are not Obligors and (iv) additional Investments by the Obligors in Subsidiaries that are not Obligors; provided that (A) the aggregate amount of such investments shall not exceed $35,000,000 at any time and (B) no Default or Event of Default exists or would result therefrom; provided further that, (I) upon Agent’s request, any such intercompany loan or advance referred to in clause (iv) above in excess of $10,000,000 shall be evidenced by a promissory note executed by the appropriate debtor and, to the extent included in the Collateral, delivered to Agent, with appropriate assignment provisions, (II) with respect to such promissory notes evidencing loans and advances referred to in clause (iv), such promissory notes shall be subordinated and junior in right and payment to the Full Payment of the Obligations and (III) for the avoidance of doubt, clause (iv) above shall not limit non-cash availability neutral ledger entries by the Obligors; (b) cash and Cash Equivalents; (c) Permitted Acquisitions; (d) advances to an officer or employee for salary, travel expenses, relocation/moving costs, commissions and similar items in the Ordinary Course of Business; (e) to the extent constituting an Investment, prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (f) deposits with financial institutions permitted hereunder; (g) additional Investments (other than Acquisitions) in an amount not to exceed $35,000,000 in any Fiscal Year; provided that no Default or Event of Default exists or would result therefrom; and (h) additional Investments (other than Acquisitions) so long as the Payment Conditions are satisfied. 10.2.6. Disposition of Assets. Make any Asset Disposition, except (collectively, “Permitted Asset Dispositions”): (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment or Real Estate; (c) a disposition of (i) Inventory that is obsolete, unmerchantable or otherwise unsalable and (ii) other property that is obsolete or worn out, in each case, in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default.; (e) Asset Dispositions of Accounts purchase by a Supply Chain Provider pursuant to any Permitted Supply Chain Transaction and the Related Assets; (f) a transfer of Property by an Obligor or any of its Subsidiaries to an Obligor; provided that, if Collateral is transferred, then such transfer shall only be permitted if Agent maintains a first priority perfected security interest in the Collateral transferred;

83 AmericasActive:19586302.10 (g) Dispositions permitted by Section 10.2.4 and Section 10.2.5; (h) leases, licenses, subleases or sublicenses (including the provision of open source software under an open source license) granted in the Ordinary Course of Business and on ordinary commercial terms that do not interfere in any material respect with the business of the Borrowers and their Subsidiaries; (i) Dispositions of intellectual property rights that are no longer used or useful in the business of the Borrowers and their Subsidiaries; (j) the discount, write-off or Disposition of accounts receivable overdue by more than 120 days or the sale of any such accounts receivable for the purpose of collection to any collection agency, in each case in the Ordinary Course of Business; (k) Dispositions (other than in respect of Accounts and Inventory) not to exceed $35,000,000 in any Fiscal Year; provided that no Default or Event of Default exists or would result therefrom; and (l) additional Asset Disposition so long as the Payment Conditions are satisfied. 10.2.7. [Reserved]. 10.2.8. Restrictions on Payment of Certain Debt. (a) Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); (b) optionally prepay, redeem, retire, defease or acquire Material Debt, except: (i) payments with Refinancing Debt so long as the Refinancing Conditions are satisfied; and (ii) payments so long as the Payment Conditions are satisfied. 10.2.9. Fundamental Changes. (a) Change its name (or adopt a new version of its name in another language) or, in the case of any Obligor organized under the laws of Canada or any province or territory thereof, change the location of its registered office or its chief executive office, in each case, without providing Agent written notice thereof within ten (10) Business Days before such change (or such shorter time that Agent may agree); (b) change its tax, charter or other organizational identification number; (c) change its form or jurisdiction of organization; (d) liquidate, wind up its affairs, consummate a Division, or dissolve itself; or (e) merge, amalgamate, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (i) mergers, amalgamations or consolidations of a wholly-owned Subsidiary (other than an Obligor) with another wholly-owned Subsidiary or into an Obligor; or (ii) Permitted Acquisitions; provided, that, in each case, if such merger, amalgamation or consolidation involves a Borrower, the Borrower shall be the surviving entity. 10.2.10. [Reserved].

84 AmericasActive:19586302.10 10.2.11. Organic Documents. Amend, modify or otherwise change any of its Organic Documents, except in connection with a transaction permitted under Section 10.2.9 or in a manner which could not reasonably be expected to adversely affect the interests of the Lenders (as determined by Lenders in their Permitted Discretion). 10.2.12. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Titan International and its Domestic Subsidiaries. 10.2.13. Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year. 10.2.14. Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts. 10.2.15. Swaps. Enter into any Swaps, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes. 10.2.16. Conduct of Business; Issuance of Equity. (a) Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto or (b) issue any Equity Interests other than (i) any issuance of shares of Titan International’s Common Stock pursuant to (X) a stock split approved by Titan International’s Board or (Y) any employee or director option program, benefit plan or compensation program; (ii) any issuance by a Subsidiary to Titan International or another Subsidiary in accordance with Section 10.2.4; (iii) any issuance of shares of Titan International’s Common Stock in connection with an Acquisition permitted hereunder, and (iv) any issuance of shares of Titan International’s Common Stock to make a Distribution otherwise permitted to be made under Section 10.2.4(a) and 10.2.4(b). 10.2.17. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely among Obligors; (d) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; (e) Investments made by Obligors to Subsidiaries which are not Obligors in an aggregate amount not to exceed $35,000,000 at any time outstanding; (f) Investments made by Obligors to Subsidiaries that are not Obligors so long as the Payment Conditions are satisfied at the time of such Investment; and (g) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate. In addition, if any such transaction or series of related transactions involves payments in excess of $35,000,000 in the aggregate, the terms of these transactions if not previously disclosed in Schedule 10.2.17 must be disclosed in advance to Agent. No Obligor or any of its Domestic Subsidiaries shall enter into any lending or borrowing transaction with any employees of any such Person, except loans to their respective employees on an arm’s- length basis in the Ordinary Course of Business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $10,000,000 in the aggregate at any one time outstanding. 10.2.18. Plans; Canadian Defined Benefit Pension Plans. (i) Become party to any Multiemployer Plan, other than any in existence on the Closing Date; or (ii) establish, sponsor, maintain, contribute to, or incur any liability under, any Canadian Defined Benefit Pension Plan or cause or allow

85 AmericasActive:19586302.10 any Person that sponsors, maintains, contributes to, or has an ongoing obligation to or in respect of, a Canadian Defined Benefit Pension Plan to be acquired by an Obligor or to merge, amalgamate, or consolidate with any Obligor. 10.2.19. Amendments to Subordinated Debt or Indenture. Amend, supplement or otherwise modify the 2028 Note Indenture or any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Obligor or Subsidiary, or that is otherwise materially adverse to any Obligor, any Subsidiary or Lenders; or (g) results in the Obligations (i) not constituting “Senior Debt” or the equivalent with respect to any Subordinated Debt or (ii) otherwise not being fully benefited by the subordination provisions of any Subordinated Debt. 10.2.20. Access and Use Rights. (a) Grant a Lien on any Material Assets owned by any Obligor to Secure Material Debt or (b) invest, contribute or otherwise transfer any Material Assets owned by any Obligor to any Subsidiary that is not an Obligor, in each case unless such Material Assets are subject to collateral access and use right consistent with Section 11.3 and otherwise reasonably satisfactory to Agent. “Material Asset” means any Equipment, Real Property, fixtures and Intellectual Property that is reasonably necessary or appropriate for purposes of disposing, collecting, collecting, handling, manufacturing or otherwise realizing on any of the Collateral and achieving realization on the Collateral consistent with the field examinations and appraisals thereof. 10.3 Financial Covenant. 10.3.1. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, determined (i) as of the last day of the Measurement Period, i.e., the Fiscal Quarter most recently ended, before, or concurrent with, the commencement of a Trigger Period (FCCR) and (ii) on the last day of each Measurement Period thereafter during the continuance of any Trigger Period (FCCR), to be less than 1.00 to 1.00 for such Measurement Period. SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT 11.1 Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise: (a) Any Borrower or other Obligor fails to pay (i) any principal on any Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest, fees or any other Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise) and, in the case of this clause (ii), such failure continues for three (3) Business Days; (b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given; (c) Any Obligor breaches or fail to perform any covenant contained in Section 7.2, 8.1, 8.2.4, 8.2.5, 10.1.1, 10.2, 10.3, 10.1.3(d), or 10.1.5 (solely with respect to Anti-Corruption Laws, Anti- Terrorism laws and Sanctions);

86 AmericasActive:19586302.10 (d) An Obligor breaches or fails to perform any (x) covenant contained in Section 8.6.2 or 10.1.2 and such breach or failure is not cured within five (5) Business Days or (y) other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days, in each case, i.e. (x) and (y), after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; (e) an Obligor or any Affiliate thereof denies or contests in writing the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and the applicable Lenders); (f) Any breach or default of an Obligor occurs under any Swap, or under any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $25,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach; (g) Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $25,000,000 (net of insurance coverage therefor that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise; (h) [Reserved]; (i) An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business for a material amount of time; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business which is not promptly (as determined by the Agent in good faith) restored; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or the other Property material to the operation of an Obligor’s business of an Obligor is taken or impaired through condemnation in a manner reasonably likely to have a Material Adverse Effect; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or a default which is not cured within any applicable cure period in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, would reasonably be expected to have a Material Adverse Effect; (j) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of material settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding; (k) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, in each case, that could reasonably be expected to have a Material Adverse Effect or (ii) or (ii) a Canadian Pension Event occurs or any Lien arises (save for contribution amounts not yet due) with respect to any Canadian Pension Plan that could reasonably be expected to have a Material Adverse Effect; (l) [reserved];

87 AmericasActive:19586302.10 (m) Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect in any material respect, or any Obligor or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision in writing; or (n) A Change of Control occurs. 11.2 Remedies upon Default. If an Event of Default (taking into account any applicable cure period) described in Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time: (a) declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law; (b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base; (c) require Borrowers to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable; and (d) exercise any other rights or remedies afforded under any Loan Document, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC and the PPSA. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof (subject to Section 11.3(b)), at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property (such sale only permitted to the extent such Intellectual Property is part of or related to Collateral) shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations. 11.3 License; Right to Use. (a) Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors or their Subsidiaries, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise

88 AmericasActive:19586302.10 exercising any rights or remedies with respect to, any Collateral. Each Obligor’s and its Subsidiaries’ rights and interests under Intellectual Property shall inure to Agent’s benefit. (b) Notwithstanding anything to the contrary contained herein, for the purpose of enabling Agent to exercise rights and remedies with respect to the Collateral under this Agreement at such time as Agent shall be lawfully entitled to exercise such rights and remedies, Agent shall have the right to utilize, at no cost or expense to Agent (other than as set forth below), any Property of the Obligors, including without limitation any of the Obligors’ plant and Equipment, solely to the extent necessary or appropriate in order to sell, lease or otherwise dispose of any of the Collateral (notwithstanding the foregoing, Obligors’ Obligations shall be reduced by (and to the extent not satisfied, Agent shall reimburse to Obligors an amount equal to) any reasonable costs to repair any physical damage (wear and tear excepted) caused by Agent to such plant and Equipment of Obligors during such utilization period, solely to the extent such damage is determined to result from the negligence or willful misconduct of Agent). 11.4 Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates and branches are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate or branch to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate or branch shall have made any demand under this Agreement or any other Loan Document although such Obligations are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate or branch different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate or branch under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have. 11.5 Remedies Cumulative; No Waiver. 11.5.1. Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations. 11.5.2. Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Obligors with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date. SECTION 12. AGENT 12.1 Appointment, Authority and Duties of Agent. 12.1.1. Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents,

89 AmericasActive:19586302.10 for the benefit of Secured Parties. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. The duties of Agent ministerial and administrative in nature only, and Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent, in its Permitted Discretion, shall be authorized to determine whether any Account or Inventory meets the criteria for an Eligible Account or Eligible Inventory in accordance with the definitions thereof set out in Section 1 hereof; whether to impose or release any reserve; or whether any of the conditions to funding or to issuance of a Letter of Credit set out herein have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party for any error in judgment. In addition, and without limiting any of the foregoing, each of the Secured Parties hereby irrevocably appoints and authorizes Agent, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Quebec, and, to the extent necessary, ratifies the appointment and authorization of Agent, to act as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for the Secured Parties, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec as security for any of the Obligations, and to exercise such powers and duties that are conferred upon Agent in its capacity as hypothecary representative under any related deed of hypothec. Agent in its capacity as hypothecary representative shall have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to Agent pursuant to any such deed of hypothec and applicable law. Any Person who becomes a Secured Party shall be deemed to have consented to and confirmed Agent as the Person acting as hypothecary representative for the Secured Parties holding the aforesaid hypothecs as aforesaid and to have ratified all actions taken by Agent in such capacity. Agent acting in its capacity as hypothecary representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of Agent in this Agreement, which shall apply mutatis mutandis. The substitution of Agent pursuant to the provisions of this Section 12 also constitutes the substitution of Agent as hypothecary representative as aforesaid. Each such successor Agent appointed in accordance with the terms of this Agreement shall automatically and without any further formality or action (subject to the registration of a notice of replacement as required by Article 2692 of the Civil Code of Quebec) become the successor hypothecary representative for the purposes of each deed of hypothec that was executed prior to the time of the appointment of such successor Agent. 12.1.2. Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction, even if a Default exists. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement. 12.1.3. Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be

90 AmericasActive:19586302.10 fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care. 12.1.4. Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability. 12.2 Agreements Regarding Collateral and Borrower Materials. 12.2.1. Lien Releases; Care of Collateral. Secured Parties authorize Agent to (a) release any Lien with respect to any Collateral (i) upon Full Payment of the Obligations; (ii) that is the subject of a disposition or Lien that Obligors certify in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Collateral; or (iv) subject to Section 14.1, with the consent of Required Lenders and (b) notwithstanding Section 14.1.1(d) hereof, release any Obligor from its guaranty under the Guaranty (i) upon Full Payment of the Obligations, or (ii) if such party was sold or is to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including by consent, waiver or amendment and it being agreed and understood that Agent may conclusively rely without further inquiry on a certificate of an officer of the Obligors as to the sale or other disposition being made in compliance with this Agreement); provided that, notwithstanding the foregoing or anything in this Agreement or any other Loan Document to the contrary, a Guarantor shall not cease to be a Guarantor solely by virtue of no longer being a Subsidiary of an Obligor unless, at the time such Guarantor ceases to be a Subsidiary, the primary purpose (as determined by the Borrower Agent in good faith) of such transaction was not to evade the guarantee required under the Loan Documents. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent shall have no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. In each case as specified in this Section 12.2.1, Agent will, at Borrower’s sole expense, execute and deliver to Borrower such documents as Borrower may reasonably request to evidence the release of such item of Collateral from the Liens granted under the Security Documents or to subordinate its interest in such item, or to release such Obligor from its guarantee, in each case in accordance with the terms of the Loan Documents and this Section 12.2.1. To the extent required under the laws of any foreign jurisdiction, each Secured Party hereby grants to Agent any required power of attorney to take any action with respect to Collateral or to execute any Loan Document on the Secured Party’s behalf.

91 AmericasActive:19586302.10 12.2.2. Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions. 12.2.3. Reports. Agent shall promptly forward to Lenders, when received from Obligors and when complete, any field audit, examination or appraisal report prepared for Agent with respect to any Obligor or Collateral (collectively “Reports”) and any financial statements, notifications or reports required under Section 10.1.2. Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only specific information regarding the Obligations or Collateral and will rely significantly upon Obligors’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise. 12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting. 12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party (other than Agent) agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC or PPSA sales or other dispositions of Collateral, or to assert any rights relating to any Collateral. 12.5 Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.2, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall

92 AmericasActive:19586302.10 provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against any Dominion Account without Agent’s prior consent. 12.6 Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share. 12.7 Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents. 12.8 Successor Agent and Co-Agents. 12.8.1. Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers. If no successor Agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor Agent that is a financial institution acceptable to it, which shall be a Lender unless no Lender accepts the role, or, in the absence of such appointment, Required Lenders shall automatically assume all rights and duties of Agent. Upon acceptance by a successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or its Loans, hereunder, shall continue to be Agent hereunder without further act on the part of any Secured Party or Borrower.

93 AmericasActive:19586302.10 12.8.2. Co-Collateral Agent. If necessary or appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If the agent so appointed shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent. 12.9 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course, is sophisticated with respect to making such decisions and holding such loans, and is entering into this Agreement for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument. Each Lender agrees not to assert any claim in contravention of the foregoing. 12.10 Remittance of Payments and Collections. 12.10.1. Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents. 12.10.2. Erroneous Payments. Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Secured Party, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event each Secured Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Secured Party in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any defense of

94 AmericasActive:19586302.10 discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount. 12.10.3. Distributions. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. 12.11 Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from a Borrower and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to a Borrower or other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned. 12.12 Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders”, “Required Supermajority Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party. Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party. 12.13 [Reserved]. 12.14 Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.6 and this Section 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations. 12.15 No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Obligors or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

95 AmericasActive:19586302.10 SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS 13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender. 13.2 Participations. 13.2.1. Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing. 13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower or substantially all Collateral. 13.2.3. Benefit of Set-Off. Borrowers agree that each Participant shall have a right of set- off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender. 13.2.4. Participant Register. Each Lender that sells a participation shall, acting as a non- fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code. 13.3 Assignments. 13.3.1. Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed

96 AmericasActive:19586302.10 by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto. 13.3.2. Effect; Effective Date. Upon delivery to Agent of a fully executed and completed Assignment accompanied by a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent. 13.3.3. Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs. 13.3.4. Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy of each Assignment delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each lender recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice. 13.4 Replacement of Certain Lenders. If a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) requests compensation or payment of additional amounts from any Borrower under either Section 3.7 or 3.9, or if any Obligor is required to pay any Indemnified Taxes or additional amounts to such Lender pursuant to Section 5.9 or (c) is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, Agent or Borrower Agent may, by notice to such Lender, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within five (5) Business Days after the notice; provided, that, a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Agent or Borrower Agent to require such assignment and delegation cease to apply. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment; provided, that notwithstanding the foregoing sentence, Borrowers shall not be required to reimburse any departing Lender for any compensation or payment of additional amounts incurred pursuant to Section 3.7

97 AmericasActive:19586302.10 or 3.9 to the extent such compensation or amounts resulted from a Change in Law (solely for purposes hereof, “Change in Law” shall be a Change in Law as defined in clause (c) of the definition thereof, without having the force of law) and either (x) such Lender did not give prior written notice to Borrower Agent of the implementation of such Change in Law resulting in such compensation or amounts or (y) Borrowers shall have removed such Lender pursuant to the terms of this Section 13.4 prior to the implementation of such Change in Law following the delivery of written notice by such Lender to Borrower Agent thereof pursuant to the terms of Section 3.3; provided, further, that following delivery to Borrower Agent of such notice, the Borrowers shall be required to reimburse Lenders for any such compensation or amounts incurred from the period of implementation of such Change in Law until the date of any such permitted assignment pursuant to this Section 13.4. SECTION 14. MISCELLANEOUS 14.1 Consents, Amendments and Waivers. 14.1.1. Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of the Agent, Required Lenders (or by Agent with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that: (a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent; (b) without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank; (c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender’s Obligations; (iv) change Section 5.6.2 or any other provision hereof in a manner that alters any pro rata sharing of payments or ratable reduction of Commitments; or (v) amend this clause (c); (d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter Section 5.6.2, 7.1 (except to add Collateral), 12.5 or 14.1.1; (ii) amend the definition of Pro Rata (alter the pro rata application required thereby), Required Supermajority Lenders or Required Lenders; (iii) release Agent’s Liens in all or substantially all Collateral in any transaction or series of related transactions; (iv) subordinate, or have the effect of subordinating, the Agent’s Liens or the Obligations hereunder to any other Debt (other than (A) the subordination of Agent’s Liens contemplated by clauses (b) and (c) of Section 12.2.1 (and the sections referenced thereby)) as in effect on the Closing Date and (B) in connection with any “debtor-in-possession” financing or the use of cash collateral in any bankruptcy proceeding of the Borrowers; (v) except in connection with a merger, amalgamation, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; or (vi) change any Loan Document provision requiring consent or action by all Lenders; and (e) without the prior written consent of Required Supermajority Lenders, (i) amend the definition of Borrowing Base (or any defined term used in such definition) if the effect of such amendment is to increase borrowing availability or (ii) increase the advance rate;

98 AmericasActive:19586302.10 (f) without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6.2. Notwithstanding anything to the contrary herein, (i) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement, (ii) if the Agent and the Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement and (iii) Agent may revise Schedule 1.1 to reflect changes in Commitments from time to time. 14.1.2. Limitations. Notwithstanding anything in any Loan Document to the contrary, Agent may make or adopt Conforming Changes from time to time and any amendment or notice implementing such changes will become effective without further action or consent of any other party; provided, that Agent shall post or otherwise provide same to Obligors and Lenders reasonably promptly after it becomes effective. The agreement of Obligors shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified. 14.1.3. Payment for Consents. No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent. 14.2 Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. 14.3 Notices and Communications. Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address specified on Schedule 12.3, and to any other Person at its address specified on Schedule 12.3 (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. In addition, a Communication from Agent to Lenders or Obligors may, to the extent permitted by law, be delivered electronically (i) by transmitting the Communication to the electronic address specified to Agent in writing

99 AmericasActive:19586302.10 by the applicable Lender or Borrower Agent from time to time, or (ii) by posting the Communication on a website and sending the Lender or Borrower Agent notice (electronically or otherwise) that the Communication has been posted and providing instructions (at such time or prior to delivery of such Communication) for viewing it. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged or (d) if provided electronically by Agent to Lenders or Obligors, when the Communication (or notice advising of its posting to a website) is sent to the Lender’s or Borrower Agent’s electronic address. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Obligors. 14.3.1. Electronic Communications; Voice Mail. Electronic and telephonic Communications (including e-mail, messaging, voice mail and websites) may be used only in a manner acceptable to Agent. Agent makes no assurance as to the privacy or security of electronic or telephonic Communications. E-mail and voice mail shall not be effective notices under the Loan Documents. 14.3.2. Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Lenders acknowledge that Borrower Materials may include material non-public information of Borrowers and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Borrower’s securities. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system. Agent may, but is not obligated to, make Communications available to Obligors and Lenders by posting them on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or other electronic platform. 14.3.3. Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Obligor even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of an Obligor.

100 AmericasActive:19586302.10 14.3.4. Reliance on Communications. No Secured Party shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with an Electronic Signature transmitted by telecopy, emailed .pdf or other electronic means). Secured Parties may rely on, and shall incur no liability under or in respect of any Loan Document by acting on, any Communication (which may be a fax, electronic message, internet or intranet website posting, or other distribution, or signed by an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Agent shall be entitled to rely on the e-mail addresses and telephone numbers provided by Obligors, Lenders and their authorized representatives. Each Obligor hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of any Loan Document or other Communication based solely on the lack of a paper original copy thereof, and (b) waives any claim against any Indemnitee for liabilities arising from its reliance on or use of Electronic Signatures, including liabilities relating to an Obligor’s failure to use a security measure in connection with execution, delivery or transmission of an Electronic Signature. 14.4 Performance of Obligors’ Obligations. Agent may, in its discretion at any time and from time to time, at Obligors’ expense, pay any amount or do any act required of any Obligor under any Loan Documents or otherwise lawfully requested by Agent or applicable Lenders to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Obligors, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents. 14.5 Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or its Domestic Subsidiaries. 14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect. 14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control. 14.8 Execution; Electronic Records. Any Loan Document, including any required to be in writing, may (if agreed by Agent) be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with any Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same

101 AmericasActive:19586302.10 Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of an Obligor without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed, original counterpart. 14.9 Entire Agreement. This Agreement shall be effective when executed by Agent and when Agent has received counterparts hereof that, taken together, bear the signature of each other party hereto. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof. 14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement. 14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a) (i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and such Person; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document. 14.12 Confidentiality. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below) except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors, attorneys, consultants, service providers and other representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by

102 AmericasActive:19586302.10 any Governmental Authority or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Obligors. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Obligors’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or its Domestic Subsidiaries relating to it or its business that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that which it accords its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law. 14.13 Certifications Regarding Indenture. Obligors certify to Agent and Lenders that neither the execution nor performance of the Loan Documents nor the incurrence of any Obligations by Obligors violates the 2028 Note Indenture. Agent may condition Borrowings, Letters of Credit and other credit accommodations under the Loan Documents from time to time upon Agent’s receipt of evidence reasonably satisfactory to Agent that the Commitments and Obligations continue to be permitted pursuant to Section 4.09 of the 2028 Note Indenture. 14.14 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS). 14.15 Consent to Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK , IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law. 14.16 Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release,

103 AmericasActive:19586302.10 compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. 14.17 Acknowledgement Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): 14.17.1. Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. 14.17.2. Definitions. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D). 14.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that,

104 AmericasActive:19586302.10 with respect to any Secured Party that is an Affected Financial Institution, any liability of such Secured Party arising under a Loan Document, to the extent such liability is unsecured, may be subject to the write- down and conversion powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers. 14.19 Patriot Act Notice; Canadian AML Legislation. Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act and Canadian AML Legislation, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act and Canadian AML Legislation. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time for purposes of complying with any “know your customer,” anti-money laundering or other requirements of Applicable Law, including the Patriot Act, Canadian AML Legislation and Beneficial Ownership Regulation. If Agent has ascertained the identity of any Obligor or any authorized signatories of the Obligors for the purposes of Canadian AML Legislation, then Agent: (i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and Agent within the meaning of the Canadian AML Legislation; and (ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that Agent has no obligation to ascertain the identity of the Obligors or any authorized signatories of the Obligors on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Obligor or any such authorized signatory in doing so. 14.20 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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AmericasActive:19586302.10 IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above. BORROWERS: TITAN INTERNATIONAL, INC. By: /s/ David Martin Name: David Martin Title: Chief Financial Officer GUARANTORS: TITAN WHEEL CORPORATION OF ILLINOIS By: /s/ David Martin Name: David Martin Title: Chief Financial Officer TITAN TIRE CORPORATION By: /s/ David Martin Name: David Martin Title: Chief Financial Officer TITAN TIRE CORPORATION OF FREEPORT By: /s/ David Martin Name: David Martin Title: Chief Financial Officer TITAN TIRE CORPORATION OF BRYAN By: /s/ David Martin Name: David Martin Title: Chief Financial Officer TITAN TIRE CORPORATION OF UNION CITY By: /s/ David Martin Name: David Martin Title: Chief Financial Officer

AmericasActive:19586302.10 TITAN MARKETING SERVICES, LLC By: /s/ David Martin Name: David Martin Title: Chief Financial Officer THE CARLSTAR GROUP LLC By: /s/ David Martin Name: David Martin Title: Chief Financial Officer MARASTAR LLC By: /s/ David Martin Name: David Martin Title: Chief Financial Officer CARLSTAR EXPORT INC. By: /s/ David Martin Name: David Martin Title: Chief Financial Officer THE CARLSTAR GROUP ULC By: /s/ David Martin Name: David Martin Title: Chief Financial Officer

AmericasActive:19586302.10 AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and a Lender By: /s/ Erin Cordes Name: Erin Cordes Title: Assistant Vice President

AmericasActive:19586302.10 JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Christopher A. Salek Name: Christopher A. Salek Title: Executive Director